UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

RANGE RESOURCES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RANGE RESOURCES CORPORATION
Notice of 2023 Annual Meeting of Stockholders

2023 Proxy Statement

Annual Meeting

Wednesday, May 10, 2023
8:00 a.m. Central Time

Please vote promptly by:
TELEPHONE	INTERNET	MAIL	MOBILE DEVICE
marking, signing and returning your proxy or voting instruction card

# 2023 Proxy Statement

RANGE RESOURCES®

May 10, 2023
Annual Meeting

RRC013-PXY Page 2 of 88

Range Resources Corporation 100 Throckmorton Street Suite 1200 Fort Worth, Texas 76102	Greg G. Maxwell Chairman of the Board

Dear Fellow Stockholders,

On behalf of the Board of Directors (the “Board”), we are pleased to invite you to participate in Range Resources’ 2023 Annual Meeting of Stockholders. Our annual meeting will be held telephonically, commencing at 8:00 a.m., Central Time, on Wednesday, May 10, 2023. To access the event you will need to register virtually at https://ir.rangeresources.com/events/event-details/2023-annual-meeting-stockholders. The attached Notice of 2023 Annual Meeting of Stockholders and Proxy Statement provide information about the business we plan to conduct.

In 2022, we successfully executed our strategy and achieved strong operational performance. Consistent with our core values, we are proud of our employees for their commitment to keeping our workplace and the communities where we operate safe. Our strategy has been, and continues to be, enhancing cash flow through operational efficiencies while improving financial strength. We are particularly proud of our return of capital program in 2022 including executing approximately $400 million of share repurchases and a reinstatement of our quarterly dividend. During the year, we also made significant progress in strengthening our balance sheet, including repaying $1.1 billion of debt. We generated a record operating cash flow of $1.9 billion in 2022.

As we continue to execute our strategy, we are guided by our longstanding commitment to sustainability, which we believe can only be successful with additional natural gas development. Our industry will be instrumental in enhancing quality of life and we believe our products will continue to make up a significant portion of the world’s energy mix even as we transition to a lower carbon future.

2022 Highlights

•

Record cash flow from operations;

•

Record net income;

•

Continued focus on our safety performance;

•

Realized a significant improvement in debt metrics compared to year-end 2021;

•

Focused on returning free cash flow to stockholders;

•

Reduced our total debt along with reducing our cost of debt with the issuance of new 4.75% senior notes due 2030; and

•

Published our 2021-2022 corporate sustainability report where we shared additional direct emissions data.

CEO Retirement

On March 16, 2023, after a successful career with Range spanning almost 20 years, including over 17 years as a member of the Board of Directors, we announced Jeff Ventura intends to retire effective June 2, 2023. Jeff's vision and technical skills were instrumental in unlocking the Marcellus Shale, which has become the largest natural gas field in the world. He and the team grew Range production from ~150 Mmcfe per day in 2003 to now more than 2,100 Mmcfe per day while growing proved reserves from less than 1.0 Tcfe to over 18 Tcfe. The Board is grateful for his outstanding leadership and looks forward to continuing to build upon the enduring, impactful organization he and the team have created.

Engagement remains important to our Board and management as a means to solicit feedback and to ensure accountability and responsiveness to our various stakeholders. During the fall of 2022, management and the Board met with a broad range of investors to discuss, among other things, corporate governance, our executive compensation program and sustainability. I personally met with those who accepted our invitation and was accompanied by the Chair of our Compensation Committee and the Chair of our ESG & Safety Committee. Stockholder feedback is communicated to the full Board and will continue to inform our viewpoints and decisions.

On behalf of the entire Board, I would like to thank all of our stockholders for your ongoing support and investment in Range. We are proud of our employees for their many accomplishments and grateful for the counsel and guidance of our directors. We look forward to your vote at the Annual Meeting.

Sincerely yours,

Greg G. Maxwell
Chairman of the Board

March 30, 2023

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Notice of 2023 Annual Meeting of Stockholders

To the Stockholders of Range Resources Corporation:

The 2023 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”), of Range Resources Corporation, a Delaware corporation (“Range” or the “Company”), will be held telephonically on Wednesday, May 10, 2023, at 8:00 a.m., Central Time. You will be able to register for the event at: https://ir.rangeresources.com/events/event-details/2023-annual-meeting-stockholders. We encourage you to access the event prior to the start time.

The purposes of the Meeting, as more fully described in the attached Proxy Statement, are:

• To elect the seven nominees named in the attached Proxy Statement to our Board, each for a term expiring at the 2024 annual meeting or when their successors are duly elected and qualified;
• To consider and vote on a non-binding proposal to approve our executive compensation philosophy (“say on pay”);
• To consider and vote on a non-binding proposal regarding the frequency of the say on pay vote in the future;
• To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm as of and for the fiscal year ending December 31, 2023; and
• To transact any other business properly brought before the meeting.

This notice is being sent to holders of our common stock of record at the close of business on March 17, 2023. Each such holder has the right to vote at the Meeting or any adjournment or postponement. The list of stockholders entitled to vote at the Meeting will be open to the examination of any stockholder for any purpose relevant to the Meeting during normal business hours for ten days before the Meeting at our Fort Worth offices. The list will also be available during the Meeting for inspection by stockholders.

MacKenzie Partners, Inc. has been retained to assist us in the process of obtaining your vote. If you have any questions regarding the Meeting or require assistance in voting your shares, please contact them at 800-322-2885 or call them collect at 212-929-5500.

Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided or you may vote online at www.proxyvote.com using the control number printed on the proxy. You may revoke your proxy at any time before its exercise and vote at the Meeting.

By Order of the Board of Directors

Erin W. McDowell
Corporate Secretary

March 30, 2023

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Table of Contents

PROXY SUMMARY	1
PROXY STATEMENT	12
PROPOSAL 1 ELECTION OF DIRECTORS	13
Nomination and Election of Directors Nominated by the Board	13
Required Vote and Recommendation	13
Nominees For Director – Terms Expire 2024	15
CORPORATE GOVERNANCE	20
Director Compensation	26
Compensation Committee Interlocks and Insiders Participation	28
Stock Ownership-Directors, Management and Certain Beneficial Owners	28
Security Ownership of Certain Beneficial Owners	29
Delinquent Section 16(a) Reports	29
PROPOSAL 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	30
Required Vote and Recommendation	30
Compensation Discussion and Analysis	31
EXECUTIVE SUMMARY	32
STOCKHOLDER ENGAGEMENT AND RESPONSIVENESS	36
HOW WE DETERMINE EXECUTIVE COMPENSATION	37
2022 COMPENSATION PROGRAM ELEMENTS	39
2023 COMPENSATION PROGRAM	46
COMPENSATION POLICIES AND PRACTICES	49
Compensation Committee Report	50
EXECUTIVE COMPENSATION TABLES	51
Summary Compensation Table	51

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Pay Versus Performance	52
Pay-For-Performance Alignment	53
CEO Pay Ratio of 46 to 1	56
Grants of Plan-Based Awards in 2022	57
Outstanding Equity Awards at 2022 Fiscal Year-End	58
Option Exercises and Stock Vested in 2022	59
Non-Qualified Deferred Compensation Plan	60
Potential Payments upon Termination and Change in Control	63
Other Post-Employment Payments	66
Equity Compensation Plan Information	67
PROPOSAL 3 ADVISORY VOTE ON FREQUENCY OF PRESENTATION OF SAY ON PAY TO STOCKHOLDERS	68
Required Vote and Recommendation	68
PROPOSAL 4 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	69
Required Vote and Recommendation	69
Report of the Audit Committee	70
Independent Registered Public Accountants	71
Audit Fees	71
Tax Fees	71
Pre-Approval Policy and Procedures	72
OTHER BUSINESS	73
STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING	73
FREQUENTLY ASKED QUESTIONS AND ANSWERS	74
Proxy Materials and Voting Information	74
Company Documents, Communications and Stockholder Proposals	77

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2022 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Your Vote Is Very Important – VOTE TODAY

It is important that you vote. Please carefully review the proxy materials for the 2023 Annual Meeting and follow the instructions below to cast your vote on all of the voting matters.

Voting Matters and Board Recommendations

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Advance Voting Methods

We encourage you to vote right away using one of the following advance voting methods (see page 74 for additional details), so your vote will be counted if you later decide to not attend the meeting telephonically. Make sure to have your proxy card or voting instruction forms in hand and follow the instructions.

You can vote in advance in one of four ways:

Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET
Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE
Sign, date and return your proxy card/voting instruction form in the enclosed envelope to vote BY MAIL
Scan the QR code on your proxy card to vote by MOBILE DEVICE

Voting at our 2023 Telephonic Annual Meeting of Stockholders

The annual meeting will begin promptly at 8:00 a.m. Central Time on May 10, 2023. You can register for the event at: https://ir.rangeresources.com/events/event-details/2023-annual-meeting-stockholders. We encourage you to access the event prior ro the start time. You will be instructed on how to vote your shares at the Meeting at the beginning of the call.

Corporate Governance Highlights

The Board is committed to strong corporate governance policies and practices. We seek to evolve with the best practices in governance and encourage input on governance matters from Range’s stockholders. Range’s corporate governance highlights, which are discussed in more detail beginning on page 20, include:

Independent board committees – Audit; Compensation; ESG and Safety; Governance and Nominating; Dividend;

Independent Chairman;

Committee Charters;

Independent directors meet regularly in executive session without management;

Regular board and committee self-evaluation process;

Strong code of ethics;

Annual election of all directors;

Majority Vote Standard – No super majority voting requirement;

Stockholders have the right to call special meetings;

Stockholders may take action by written consent;

Stockholders have the right to proxy access;

Number of Board Meetings in 2022: 6;

1/3 of independent directors are women;

86% of Director Nominees are independent;

There is at least one opportunity, on an annual basis, for at least five of the then-ten-largest stockholders to meet with two or more independent directors; and

Annual outreach directly to stockholders.

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Engagement and Responsiveness to Stockholders

Management and, in many cases, multiple independent directors conduct regular outreach to gather feedback on our business strategy, corporate governance, executive compensation and sustainability oversight. We maintain a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may write or call our Board as provided below:

WRITE	CALL	EMAIL	ATTEND
Corporate Secretary Range Resources Corporation 100 Throckmorton Street, Suite 1200 Fort Worth, TX 76102	Investor Relations 817-869-4267	ir@rangeresources.com	Range Annual Meeting

STOCKHOLDER ENGAGEMENT IN FALL 2022 AND EARLY 2023

WE CONTACTED STOCKHOLDERS
REPRESENTING OVER:

The Board values our stockholders’ perspectives and feedback and we are committed to a robust stockholder engagement program. These meetings are designed to better understand how our stockholders perceive Range and to provide our investors an opportunity to discuss matters they believe deserve attention. We solicit feedback from institutional investors including asset managers and the proxy advisory firms. A cross functional team from management, along with one or more of our independent directors met with those investors that accepted our invitation. For this engagment cycle, the majority of stockholders we contacted responded that they did not seek to engage at this time or did not respond to our request. Several of these holders have engaged with us and provided feedback in prior rounds of engagement. We participated in discussions with stockholders that agreed to engage with us.

TOPICS COVERED IN OUR OUTREACH

Strategy and Performance	Environment, Sustainability and Climate	Human Capital Management	Governance and Risk Oversight	Executive Compensation

2022 “Say-on-Pay” Support 98%

At our 2022 Annual Meeting, our stockholders expressed support of our executive compensation program including changes that have been made to strengthen the link between pay and performance. Over the last several years, the Compensation Committee implemented a number of changes to our compensation program based on the feedback we have received and we continually seek to align compensation and incentives with the current commodity price environment and our stockholders’ interests. The Compensation Committee will continue to engage with stockholders on the design of our executive compensation and work to promote alignment of officer pay with stockholder interest. For additional information see “Executive Compensation Overview” on page 9 and “Stockholder Engagement and Responsiveness” in our Compensation Discussion and Analysis ("CD&A") beginning on page 36.

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Topics Discussed with Stockholders and Actions Taken

Executive Compensation

Our compensation program is one of the most discussed topics in our annual outreach to stockholders. In most cases, investors supported recent changes made to our executive compensation program including adding or replacing new metrics that reflect our focus on areas such as safety, environmental leadership, balance sheet strength and generating competitive returns. General compensation decisions based on feedback from our stockholders include:

•

CEO base salary held constant from 2015 through 2021; followed by a 3% increase in early 2022;

•

In 2021, changed vesting of restricted stock grants to cliff vest at the end of three years;

•

Annual Cash Incentive metrics continue to evolve to focus on key financial, operational and EHS performance goals; and

•

Long-Term Incentive performance metrics adjusted to further focus on environmental leadership and the long-term interests of our stockholders.

Changes Informed by Stockholder Input

2021

•

Removed the following Annual Cash Incentives metrics:

-  Absolute Debt Reduction

-  Qualitative Debt measure

•

Added new Annual Cash Incentive metric of:

-  Return on Average Capital Employed (ROACE)

•

Added S&P 500 index as an additional member of our peer group

•

Reduced total percentage of discretionary metrics for the Annual Cash Incentive calculation

•

Changed restricted stock grant vesting to three-year cliff vesting from a 30%-30%-40% vesting

•

Changed Long-Term Incentive measures from production and reserves growth per debt-adjusted shares to Debt/EBITDAX and Emissions Intensity

•

Established a ESG & Safety Committee of the Board

2022

•

For officers, terminated automatic vesting of equity awards at age 65

•

No change to Annual Cash Incentive structure but adjusted target levels to ensure link to business objectives

•

Changed Long-Term Incentive measure from Debt/EBITDAX to a range of absolute net debt (long-term debt less cash on hand)

•

Adopted “best net” policy for covered executives where total parachute payment may be cut back, to the extent necessary to avoid adverse tax consequences

2023

•

Replaced Annual Cash Incentive metric drilling and completion cost per foot with drilling and completion cost per unit of production (mcfe)

•

No change to Long-Term Incentive awards while continuing to thoughtfully oversee our compensation structure to align with performance and stockholder experience

•

For officers, adjusted eligibility for post-retirement benefits

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Environmental, Social and Governance (ESG)

Our investors are interested in how we approach sustainable business practices and how we integrate sustainability into our business objectives and corporate culture. In our annual board outreach, we reviewed topics from our 2021 - 2022 Corporate Sustainability Report, which is available on our company website. We believe our focus on sustainability creates value for our stockholders and helps position us to continuously improve business performance. We remain focused on our direct emissions through continued emissions reduction efforts, including evaluation and implementation of new technology and engineering solutions along with appropriate carbon offsets. Highlights from our 2021 - 2022 Corporate Sustainability Report are summarized below:

ESG Highlights

We remain committed to our goal of

Net Zero Scope 1 and Scope 2 GHG Emissions

by 2025 through continued emissions reduction efforts, including evaluation and implementation of new technology and engineering solutions, along with appropriate carbon offsets.

Reduced methane emission intensity by 75% since 2018	Range employees completed more than 2,500 hours of safety-related training

Recycled 147% of produced water and flowback volume through our water sharing program	Named to the list of Newsweek Magazine’s 2022 America’s Most Responsible Companies

Paid over $3.3 billion in impact fees, royalty and lease payments, and charitable contributions benefiting Pennsylvanians and Pennsylvania communities through 2021	Ranked lowest CO2e emissions intensity in a group of 11 peers as a result of our investments in emissions management and advantageous position relative to other operating regions

Volunteered more than 675 employee hours to build up our local communities	Invested $514,000 into our communities, including over $127,000 donated to first responders through our Good Neighbors Fund

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Board Refreshment

The Governance and Nominating Committee regularly evaluates the size and composition of the Board and continually assesses whether the composition appropriately relates to our strategic needs which change as our business environment evolves. The Governance and Nominating Committee believes that annual board evaluations are a critical tool in assessing the effectiveness of the Board, its committee and its directors. The Governance and Nominating Committee considers the format of this evaluation process annually which, in recent years, has included anonymous questionnaires, one-on-one director interviews and the assistance of outside legal counsel. When conducting its review of the appropriate skills and qualifications of desired directors, the Governance and Nominating Committee considers diversity of skills, gender, age, ethnicity and any other self-disclosed factors. The Board balances an interest in continuity with the need for fresh perspectives and diversity that board refreshment and director succession planning can provide. On March 16, 2023, Mr. Ventura announced his retirement as President and Chief Executive Officer effective May 10, 2023. Mr. Ventura is not a nominee for re-election to the Board and will continue to serve as CEO and a director until May 10, 2023. Mr. Dennis L. Degner, our Chief Operating Officer, has been appointed President and Chief Executive Officer, to be effective at the Annual Meeting on May 10, 2023.

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Board Nominees and Current Committee Memberships (pages 15 - 18)

Name	Age	Director Since	Principal Occupation	Committee Membership
				Audit	Compensation	ESG and Safety	Governance and Nominating	Dividend
Brenda A. Cline Independent	62	2015	Chief Financial Officer, Treasurer and Secretary of the Kimbell Art Foundation	Chair
Margaret K. Dorman Independent	59	2019	Former Chief Financial Officer of Smith International, Inc.			Chair
James M. Funk Independent	73	2008	Former Senior Vice President of Equitable Resources				Chair
Steve D. Gray Independent	63	2018	Former Chief Executive Officer of RSP Permian Inc.		Chair
Greg G. Maxwell Independent Chairman	66	2015	Former Executive Vice President, Finance and Chief Financial Officer of Phillips 66					Chair
Reginal W. Spiller Independent	70	2021	President and CEO of Azimuth Energy Investments, LLC and formerly Deputy Assistant Secretary of Oil & Gas at U.S. Department of Energy
Dennis L. Degner	50		Effective May 10, 2023, Chief Executive Officer and President. Previously Executive Vice President, Chief Operating Officer of Range

Key Qualifications

The following are some of the key qualifications and skills of our Board.

	CEO/Senior Officer Experience	Industry Experience	Financial Reporting Experience	Banking/ Finance Experience	Engineering/ Geoscience	Technology	Risk Management	Environmental, Health, Safety, and Sustainability
Brenda A. Cline
Margaret K. Dorman
James M. Funk
Steve D. Gray
Greg G. Maxwell
Reginal W. Spiller
Dennis L. Degner

The lack of a mark for a particular item does not mean the director does not possess that qualification, skill or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates the item is a particularly prominent qualification, characteristic, skill, or experience that the director brings to the Board.

The Board considers the following competencies when evaluating director nominees and board composition as a whole. The Board believes that a mix of these skills and qualifications provides the composition necessary to effectively oversee the Company’s execution of its strategy.

CEO/Senior Officer experience. We believe individuals with CEO experience have valuable insight and a practical understanding of organizations, processes, strategy and risk management. Through service as top leaders at other organizations, directors with CEO or senior officer experience bring valued perspectives on common issues affecting publicly traded companies such as Range.

Industry experience. We believe that experience as an executive, director or other leadership position in the energy industry is an important consideration for service on the Board. Individuals with specific industry experience bring pertinent background and knowledge to the Board, providing valuable perspective on issues specific to the Company’s business.

Financial Reporting/Finance/Banking experience. The Company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. As a result, we believe it is important that directors have finance and financial reporting experience. We seek to have multiple directors who qualify as audit committee financial experts. In

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addition, we also believe it is important to have knowledge in capital markets, both debt and equity. We also expect all of our directors to be financially knowledgeable.

Engineering/Geoscience experience. We believe that experience in these particular areas enables valuable perspectives on our operations and issues specific to our business. Individuals with an understanding in these areas bring background and experience to their duties that increase their effectiveness.

Technology. Experience in information technology helps us pursue and achieve our business objectives. Leadership and understanding of areas such as cybersecurity risk, artificial intelligence, cloud computing and other areas of technology add exceptional value to our Board.

Risk Management experience. We seek individuals with experience managing risk to ensure that directors are capable of fulfilling their risk oversight responsibilities, bringing background and experience to their duties that increase their effectiveness.

Environmental, Health, Safety and Sustainability experience. We believe experience in these areas contributes to the Board’s oversight and understanding of EHS and sustainability issues and their relationship to our business and strategy.

2022 Business Highlights

In 2022, Range continued our focus on delivering on financial and operational objectives that are within our control such as generating free cash flow through controlling costs and operational efficiencies, driving safe and environmentally sound results, strengthening our balance sheet and returning capital to our stockholders through a combination of a dividend and our share repurchase program. During 2022, we met and exceeded goals in focus areas including:

Record Cash Flow $1.9 billion Delivered strong cash flow from operating activities for full year 2022.	Returned Capital to Stockholders $439 million Returned capital to stockholders through dividends and targeted share repurchases.

Strengthened our Balance
Sheet

$1.9 billion net debt

We have liquidity of $1.2 billion with cash balance and an undrawn credit facility as of December 31, 2022. Reduced cost of debt with issuance of new 4.75% senior notes.

ESG Focus

•

Doubled our leak detection inspections from four to eight times per year;

•

Continued to recycle approximately 100% of our own produced water;

•

Pilot tested the use of compressed air pneumatic controllers;

•

0.11 DART (Days Away, Restricted or Transferred) compared to 0.23 in the prior year;

•

0.46 TRIR (Total Recordable Incident Rate) compared to 1.04 in the prior year; and

•

Continued utilizing an electric hydraulic fracturing fleet along with dual fuel drilling rigs.

Corporate Culture and Human Capital Management

We believe our employees provide the foundation of our success. Successful execution of our strategy is dependent on attracting, developing and retaining our skilled employees and members of our management team. The abilities, experience and industry knowledge of our employees significantly benefit our operations and performance and in order to maximize the contributions of our employees, we regularly evaluate, modify and enhance our policies and practices, including compensation to increase employee engagement, productivity and efficiency.

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Compensation and Benefits. We review compensation for all employees at least annually to adjust for market conditions and to attract and retain a highly skilled workforce. We encourage our employees to take full advantage of the benefits and programs we offer. In addition to competitive base wages, other benefits include an annual cash bonus plan, long-term equity incentive plan, company-match 401(k) plan, healthcare and insurance benefits, flexible spending accounts and employee assistance programs.

Our compensation program includes eligibility for all full-time employees to receive equity awards which we believe is somewhat unique among our peers and encourages every employee to think like an owner of the business and be vested in its success. We believe these practices, and those further described below, are the key drivers in our very low voluntary turnover rates, which averaged less than 4.5% over the five-year period ending December 31, 2022.

Health and Safety. We believe health and safety is a core value and engrained in all aspects of our business. This value is reflected in our strong safety culture that emphasizes personal responsibility and safety leadership both for our employees and our contractors on our worksites. Our comprehensive environmental, health and safety (EHS) management system establishes a corporate governance framework for EHS compliance and performance and covers all elements of our operating lifecycle. These practices and the commitment of our management and our employees to our culture of safety have resulted in only four OSHA recordable incidents in 3.6 million work hours over the three-year period from 2020 through 2022, for an average Total Recordable Incident Rate of 0.22 over that three-year period.

Recruiting, Hiring and Advancement. Due to the cyclical nature of our business and the fluctuations in activity that can occur, we take a conservative approach to our headcount, carefully evaluating whether a new hire is necessary for an open position or whether we can fill the position by expanding the role of a current employee or several employees. In this way, we provide employees with opportunities to learn new roles and develop their skills horizontally and vertically and limit or minimize layoffs and fluctuations when downturns occur.

We identify qualified candidates by promoting positions internally, engaging in recruiting through our website platforms, campus outreach, internships and attending job fairs. In our recruiting and hiring efforts, we seek to foster a culture of mutual respect and strictly comply with all applicable federal, state and local laws governing non-discrimination in employment. We treat all applicants with the same high level of respect regardless of their gender, ethnicity, religion, national origin, age, marital status, political affiliation, sexual orientation, gender identity, disability or protected veteran status. This philosophy extends to all employees throughout the lifecycle of employment.

Executive Compensation Overview

The Compensation Committee believes that a program weighted toward variable, at-risk compensation helps align the interest of management and stockholders. The chart below illustrates our CEO’s 2022 at-risk compensation. A significant portion of reported compensation is an incentive for future performance and realized only if Range meets certain performance measures.

(1)

Amounts shown reflect salary paid in 2022. Annual Cash Incentive Award for 2022, which was paid in 2023 based on 2022 performance and the grant date fair value of Long-Term Incentive Awards granted in 2022.

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Pay For Performance

Our executive compensation programs deliver payments aligned with performance achieved and are designed in a way that our performance impacts the “Compensation Actually Paid” (“CAP”) of our Named Executive Officers (“NEOs”). The graphics below compare the CAP of our CEO, the average compensation actually paid to our remaining NEOs and the TSR performance of our peer group and Range. The TSR amounts in the graph assume $100 was invested beginning December 31, 2019. CAP is calculated in accordance with SEC rules.

CEO Compensation Summary

The Annual Cash Incentive for 2022 (paid in February 2023) was 108% of our CEO’s base salary. His target annual cash incentive award was 120% of his base salary and his maximum award was 240%. On March 16, 2023, Mr. Ventura announced his retirement as President and Chief Executive Officer effective May 10, 2023. The tables below detail the results of our Board’s CEO compensation decisions for the last five years (in thousands):

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Changes to the Compensation Program in Effect for 2022

Effective for the 2022 compensation period, the Compensation Committee:

•

Increased the CEO base salary 3% after seven years of no increase;

•

Terminated the automatic vesting of equity awards from being fully vested at age 65 for officers;

•

Adopted “best net” policy for covered executives; and

•

Changed Long Term Incentive measure from Debt/EBITDAX to a range of absolute net debt (debt less cash on hand).

Changes to the Compensation Program in Effect for 2023

•

Replaced Annual Cash Incentive metric drilling and completion cost per foot with drilling and completion cost per unit of production (mcfe); and

•

For officers, adjusted eligibility for post-retirement benefits.

Status of Previously Granted Performance-Based Restricted Stock Awards

In February 2020, the Compensation Committee granted long-term incentive awards to the NEOs which included Performance-Based Restricted Stock based on a comparative performance of our common stock measured against a predetermined group of peer companies (“TSR-PSUs”), each of which was equivalent to one share of common stock. The TSR-PSUs awards granted in 2020 were payable in shares of common stock from zero to 200% of the target number granted. The performance period for the TSR-PSUs began February 2020 and ended February 2023. In March 2023 the Compensation Committee certified Range’s TSR over the performance period, where our rank among our peers was 2nd and the actual payout was 186%.

In February 2020, the Compensation Committee granted long-term incentive awards to NEOs that included Performance-Based Restricted Stock based on Reserves and Production Growth Per Share (debt adjusted). The performance period began January 1, 2020 and ended December 31, 2022 and was payable based on targets set by the Compensation Committee in common stock from zero to 200% of the target number granted. In March 2023, the Compensation Committee certified the results over the performance period, which resulted in a combined payout of 78% of the award.

Important Dates for 2024 Annual Meeting of Stockholders (page 73)

Stockholder proposals submitted for inclusion in our 2024 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us on or before December 1, 2023.

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PROXY STATEMENT

We are furnishing you this proxy statement to solicit proxies to be voted at the 2023 Annual Meeting of Stockholders of Range Resources Corporation. The meeting will be held telephonically on May 10, 2023 at 8:00 a.m., Central Time. The proxies also may be voted at any adjournment or postponements of the meeting.

The mailing address of our principal office is 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. We are first furnishing these proxy materials to stockholders on March 30, 2023.

All properly executed written proxies and all properly completed proxies submitted by telephone, mobile device or internet that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of Range common stock as of the close of business on March 17, 2023, the record date, are entitled to notice of, and to vote at, the meeting or any adjournments or postponements of the meeting. Each owner of Common Stock on the record date is entitled to one vote for each share of Common Stock held. On March 17, 2023, there were 241,681,124 shares of Common Stock outstanding and entitled to vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2023.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.rangeresources.com.

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PROPOSAL 1

ELECTION OF DIRECTORS

Nomination and Election of Directors Nominated by the Board

All of our directors are elected to a single year term. As a result, the current term of all our directors expires at the 2023 Annual Meeting. Based on the recommendation received from the Governance and Nominating Committee, our Board of Directors proposes that each of the nominees, six of whom are currently serving as directors, be elected for a new term expiring at the 2024 annual meeting or when their successors are duly elected and qualified. Each of the nominees has agreed to serve if elected. If any one of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by our Board. Our Board does not presently contemplate that any of the nominees will become unavailable for election. Due to his impending retirement, Mr. Ventura is not a nominee for re-election.

Required Vote and Recommendation

Because it is an uncontested election of directors, each nominee must receive more votes “for” the nominee than votes cast “against” the nominee in order for the nominee to be elected to the Board of Directors. Under our by-laws, in the event a candidate for the Board does not receive more “for” votes than votes “against,” the candidate’s resignation from the Board will be considered by the Governance and Nominating Committee. A properly executed proxy marked “Abstain” with respect to the election of one or more of our directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present. Uninstructed shares are not entitled to vote on this proposal; therefore, broker non-votes will not affect the outcome of this proposal. Proxies cannot be voted for a greater number of persons than the number of nominees named. The reasons described at the end of each biographical summary for each nominee that discusses the skills, qualifications and attributes of such candidates, led the Governance and Nominating Committee to recommend such persons for election to the Board. In the event of a contested election of directors, a nominee would be required to receive a plurality of the votes of the holders of shares of our common stock present in person or by proxy and entitled to vote at the meeting. Under our by-laws, an “uncontested election” is an election in which the number of nominees for director is not greater than the number to be elected and a “contested election” is an election in which the number of nominees for director is greater than the number to be elected.

The Board of Directors recommends a vote FOR all of the nominees

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Director Qualifications

Our Corporate Governance Guidelines contain criteria that apply to nominees recommended by the Governance and Nominating Committee for positions on our Board. Under these criteria, members of our Board should:

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have high professional and personal ethics and values;

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have expertise and perspective needed to govern the business and support senior management;

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commit to enhancing stockholder value;

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have interest and enthusiasm in Range and a commitment to become involved in its future;

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have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experience and knowledge;

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constructively participate in discussions, have sound business judgment and sufficiently broad perspective to make meaningful contributions; and

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represent the interests of all stockholders.

Our Board prefers to have a reasonable number of directors who have experience within the oil and gas industry. Our Board has also adopted a policy with regard to the consideration of diversity in the selection of candidates for the Board of Directors and that policy has been included in the Governance and Nominating Committee’s charter.

Director Independence

In accordance with applicable laws, regulations, our Corporate Governance Principles and the rules of the New York Stock Exchange (“NYSE”), the Board must affirmatively determine the independence of each director and director nominee. The Governance and Nominating Committee considers all relevant facts and circumstances including, without limitation, transactions during the previous year between Range and the director directly, immediate family members of the director, organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Committee then makes a recommendation to the Board with respect to the independence of each director and director nominee. Based on these considerations, the Board determined the following directors are independent:

Brenda A. Cline	Greg G. Maxwell
Margaret K. Dorman	Reginal W. Spiller
James M. Funk	Dennis L. Degner*
Steve D. Gray
* Effective May 10, 2023, as CEO of the Company, Mr. Degner is not independent.

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Nominees For Director – Terms Expire 2024

BRENDA A. CLINE
Independent Director Age: 62 Director Since: 2015	Board Committees: • Audit (Chair) • ESG & Safety • Governance and Nominating

Ms. Cline became a director in 2015. Since 1993, Ms. Cline has served as Chief Financial Officer, Treasurer, and Secretary of the Kimbell Art Foundation, a private operating foundation that holds significant investments in oil and gas interests and owns and operates the Kimbell Art Museum, Fort Worth, Texas. From 1993 until 2013, Ms. Cline also served as a contract author for Thomson Reuters, Fort Worth, Texas. Before 1993, Ms. Cline was a Senior Manager with Ernst & Young LLP. Ms. Cline also serves on the Board of Trustees of Texas Christian University. Ms. Cline is a certified public accountant. She received her Bachelor of Business Administration, Accounting degree, summa cum laude, from Texas Christian University.

Current Public Company Directorships: Tyler Technologies; American Beacon Funds

Public Company Directorships Within the Past Five Years: Cushing Funds

Key Attributes, Skills and Experience

Ms. Cline has extensive experience in a number of areas including accounting and finance. She serves as chair of the Company’s Audit Committee. Her experience as a current chief financial officer, her public accounting experience and her work as an independent board member are the primary factors in the Board having elected Ms. Cline originally as a Director of the Company and for the Governance and Nominating Committee’s recommendation that she be nominated for re-election to the Board.

MARGARET K. DORMAN
Independent Director Age: 59 Director Since: 2019	Board Committees: • ESG & Safety (Chair) • Audit

Margaret K. Dorman became a director in 2019, Ms. Dorman has 30 years of experience in the energy industry, largely focused in the oilfield service and equipment sector. In 2009, she retired as the Executive Vice President, Chief Financial Officer and Treasurer of Smith International, Inc. (now part of Schlumberger Limited) after spending more than a decade in that role. Previously, she held management positions at Landmark Graphics, prior to its acquisition by Halliburton Corporation, and Ernst & Young, LLP. Ms. Dorman received a Bachelor of Arts degree in Economics-Business from Hendrix College and is a certified public accountant.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: EQT Corporation, Equitrans Midstream Corporation

Key Attributes, Skills and Experience

Ms. Dorman has over ten years of executive level management in the energy industry. She serves as chair of the Company's ESG & Safety Committee. Ms. Dorman brings a variety of accounting, financial and executive experience and perspective to the Board. Ms. Dorman’s background and experience led the Board to originally select and appoint Ms. Dorman as a Director of the Company and for the Governance and Nominating Committee to nominate her for re-election to the Board.

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JAMES M. FUNK
Independent Director Age: 73 Director Since: 2008	Board Committees: • Governance and Nominating (Chair) • ESG & Safety • Compensation

Mr. Funk is an independent consultant and producer with over 40 years of experience in the energy industry. Mr. Funk served as Senior Vice President of Equitable Resources and President of Equitable Production Co. from June 2000 until December 2003. Previously, Mr. Funk was employed by Shell Oil Company for 23 years in senior management and technical positions. Mr. Funk has previously served on the boards of Westport Resources (2000 to 2004) and Matador Resources Company (2003 to 2008). Mr. Funk received a B.A. degree in Geology from Wittenberg University, a M.S. in Geology from the University of Connecticut, and a PhD in Geology from the University of Kansas. Mr. Funk is a Certified Petroleum Geologist.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: Superior Energy Services

Key Attributes, Skills and Experience

Mr. Funk was selected to serve as a Director based on his strong technical experience in geology as well as his knowledge of the Appalachian basin where all of the Company’s current exploration is being conducted. He has significant technical expertise in unconventional oil and gas resources and knowledge of oil and gas exploration and development generally as well as reserves determination and reporting in particular as a result of his service at Shell and Equitable Production, one of the leading companies in the Appalachian basin. Mr. Funk has knowledge from his service with Equitable regarding the regulatory, political and environmental arenas in Pennsylvania. All of these skills and attributes were considered by the Board in originally selecting Mr. Funk to join the Board and led the Governance and Nominating Committee to nominate him for re-election to the Board.

STEVE D. GRAY
Independent Director Age: 63 Director Since: 2018	Board Committees: • Compensation (Chair) • ESG & Safety

Steve Gray became a director in 2018. Mr. Gray served as a founder, director and Chief Executive Officer of RSP Permian Inc. from its inception in 2010 until its merger with Concho Resources in 2018. After the merger with Concho, he joined Concho’s Board of Directors and served until Concho’s merger with Conoco Phillips. Prior to forming RSP Permian, Mr. Gray founded several successful oil and gas ventures spanning nearly 20 years in partnerships with Natural Gas Partners, an Irving, Texas based private equity company. Prior to going into business for himself, Mr. Gray spent 11 years employed in the oil and gas industry in various capacities as a petroleum engineer. Mr. Gray currently serves as the Chairman of the Board of Permian Resources, LLC, a private company that owns assets in the Permian Basin. Mr. Gray is also on the Board of Directors of the Texas Tech Foundation. In addition, he is a member of the Petroleum Engineering Academy and serves on the Dean’s Advisory Council for the College of Engineering at Texas Tech University – the institution from which he earned a Bachelor of Science in Petroleum Engineering in 1982. He is also a member of the Executive Advisory Council of the George W. Bush Presidential Center in Dallas, Texas.

Current Public Company Directorships: Permian Resources, LLC

Public Company Directorships Within the Past Five Years: RSP Permian Inc., Concho Resources, Inc., Centennial Resource Development

Key Attributes, Skills and Experience

Mr. Gray was selected to serve as a Director based on his extensive experience as an oil and gas business executive who has over 35 years of experience in the industry. Mr. Gray has held leadership positions in public oil and gas companies, including as CEO, which provides him invaluable board skills and experience. Mr. Gray’s background and experience led the Board to originally select and appoint Mr. Gray as a Director of the Company and for the Governance and Nominating Committee to nominate him for re-election to the Board.

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GREG G. MAXWELL
Chairman of the Board Age: 66 Director Since: 2015	Board Committees: • Audit • Compensation • ESG & Safety • Dividend (Chair)

Mr. Maxwell became a director in 2015. Mr. Maxwell served as executive vice president, finance, and chief financial officer for Phillips 66, a diversified energy manufacturing and logistics company until his retirement on December 31, 2015. Mr. Maxwell has over 37 years of experience in various financial roles within the petrochemical and oil and gas industries. Mr. Maxwell served as senior vice president, chief financial officer and controller for Chevron Phillips Chemical Company from 2003 until joining Phillips 66 in 2012. He joined Phillips Petroleum Company in 1978 and held various positions within the comptroller’s group including the corporate planning and development group, the corporate treasury department and downstream business units. He is a certified public accountant and a certified internal auditor. He earned a Bachelor of Accountancy degree from New Mexico State University in 1978.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: Jeld – Wen Holding, Inc.

Key Attributes, Skills and Experience

Mr. Maxwell’s background includes a significant amount of experience in public company finance and financial reporting and, as a result, he has significant experience with SEC filings required of public companies in the energy business. His wide and varied experience in the energy business, including information technology, have provided him with an understanding and insight concerning the risks faced by oil and gas companies. He currently serves as the Chairman of the Board. Mr. Maxwell’s corporate finance, accounting, technology and financial reporting experience led the Governance and Nominating Committee to originally appoint him as a Director of the Company and for the Governance and Nominating Committee to nominate him for re-election to the Board.

REGINAL W. SPILLER
Independent Director Age: 70 Director Since: 2021	Board Committees: • Governance and Nominating • ESG & Safety

Mr. Spiller became a director in 2021. Mr. Spiller began his energy career as a geologist with Exxon USA and is now President and CEO of Azimuth Energy Investments, LLC, providing energy advisory services to upstream companies. Mr. Spiller also had a distinguished public service career, having served as the Deputy Assistant Secretary of Oil and Gas at the U.S. Department of Energy, focusing on the development of advanced technologies for the natural gas and oil industry. He is still active with the DOE’s fossil energy technology and carbon capture projects and has served on several National Research Council/National Academy of Science boards. He is a member of the American Association of Petroleum Geologists, Society of Petroleum Engineers, Geologic Society of America, and the National Association of Black Geoscientists. He earned a bachelor’s degree in geology from the State University of New York and a M.S. in geology from Pennsylvania State University.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Mr. Spiller was selected to serve as a Director based on his technical experience in geology as well as his experience in the oil and gas business. He brings to the Board a depth of knowledge and experience in technological areas important to the Company. His background and experience led the Board to select and appoint Mr. Spiller to the Board in 2021 and for the Governance and Nominating Committee to nominate him for re-election to the Board.

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DENNIS L. DEGNER
Age: 50

On May 10, 2023, Mr. Degner's appointment as the Company's Chief Executive Officer and President will become effective. Having joined Range in 2010, Mr. Degner was named senior vice president of operations in 2018 and Chief Operating Officer in May 2019. Previously, Mr. Degner served as vice president of Appalachia. Mr. Degner has more than 20 years of oil and gas experience, having worked in a variety of technical and managerial positions across the United States including, Texas, Louisiana, Wyoming, Colorado and Pennsylvania. Prior to joining Range, Mr. Degner held positions with EnCana, Sierra Engineering and Halliburton. Mr. Degner is a member of the Society of Petroleum Engineers. Mr. Degner holds a Bachelor of Science Degree in Agricultural Engineering from Texas A&M University.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Mr. Degner is a highly experienced oil and gas business executive who has a very deep technical understanding of the development of oil and gas reserves, particularly oil and gas reserves from unconventional resources. The Governance and Nominating Committee considers having the benefit of the technical management perspective provided to the Board from Mr. Degner highly desirable and beneficial to the long term growth and development of the Company because its exploration and development strategies, especially in the Marcellus Shale play, are important to stockholder value. The Governance and Nominating Committee also believes having the point of view of the Chief Executive Officer represented on the Board is in the best interest of the stockholders and therefore, the Governance and Nominating Committee nominated Mr. Degner as a director for election to the Board.

Consideration of Stockholder Nominees for Director

The policy of our Governance and Nominating Committee is to consider stockholder nominations for director candidates as described below under “Identifying and Evaluating Board Nominees for Directors, including Diversity Considerations.” In evaluating such nominations and in evaluating the composition of the Board, our Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board and to address the membership criteria set forth above under “Director Qualifications”. Any stockholder nominations proposed for consideration by our Governance and Nominating Committee should include the nominee’s name and qualifications for Board of Directors membership, meet the requirements set forth in our by-laws and should be addressed to: Corporate Secretary, Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.

Identifying and Evaluating Board Nominees for Directors, including Diversity Considerations

Our Governance and Nominating Committee uses a variety of avenues to identify and evaluate director nominees. The Committee regularly assesses the appropriate size of our Board and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, our Governance and Nominating Committee considers various potential candidates for the Board. Candidates may come to the attention of the Committee through current Board members, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Committee and may be considered at any point during the year.

The Board ensures refreshment and continued effectiveness through evaluation, nomination and other policies, processes and practices. For example:

•

The Governance and Nominating Committee annually reviews with the Board the qualifications for Board members and the composition of the Board as a whole.

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The Governance and Nominating Committee annually reviews each director’s continuation on the Board and makes recommendations to the full Board.

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Each Board member performs an annual self-assessment and the Governance and Nominating Committee oversees an annual self-assessment of the full Board.

The Committee also considers any stockholder nominations for candidates for our Board. Following verification of the stockholder status of persons proposing candidates, recommendations are provided to and considered by our Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting before the issuance of the proxy statement for our annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our Governance and Nominating Committee. Our Governance and Nominating Committee also reviews materials provided by other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our

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Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors and evaluates the experience, skills, abilities and qualifications of each candidate and considers the diversity of the current members of the Board. Our Governance and Nominating Committee has in the past used a paid third-party to identify potential directors and if it does engage such third party, it is committed to having any such third party seek candidates, regardless of gender, ethnicity or national origin, as part of the Board’s commitment to consideration of diversity as described in the Company’s Corporate Governance Guidelines and the Committee’s charter. The Governance and Nominating Committee annually assesses the effectiveness of the Company’s diversity policy in connection with the selection of individual candidates for election or re-election to the Board. As the Board evolves, racial and ethnic diversity will be an important factor considered in assessing the overall mix of skills, experience, background and characteristics. We recognize the importance of diversity and welcome continued dialogue with our investors on this topic.

Proxy Access

The Company’s By-Laws allow a stockholder or group of stockholders that meet certain criteria and requirements to nominate candidates for election to the Board and have such persons included in the Company’s proxy statement. The basic requirements to be met in order to submit a candidate for election to the Board utilizing proxy access are that a stockholder or group of stockholders comprised of no more than 20 unaffiliated stockholders must have owned at least 3% of the outstanding common stock of the Company for at least 3 years in order to submit a nominee. The maximum number of nominees is 20% of the Board or 2, whichever is greater. If you wish to utilize the Company’s proxy access process, you must submit the information required under the By-Laws to the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date that the Company first distributed its proxy statement to stockholders for the previous year’s Annual Meeting (i.e. March 30, 2023). Copies of the Company’s By-laws are available on the Company’s website at www.rangeresources.com or upon request addressed to the Company’s Corporate Secretary. Any questions regarding the Company’s proxy access procedures may be directed to the Company’s Corporate Secretary.

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CORPORATE GOVERNANCE

We are committed to having sound and strong corporate governance principles. We believe having such principles and using them in the daily conduct of our business is essential to running our business efficiently and to maintaining our integrity in the marketplace and among the Company’s various constituents, including the public and you, our stockholders. The Board continually reviews evolving best practices in governance and seeks input from Range’s stockholders through our ongoing stockholder engagement program. Our website contains a number of documents, available free of charge, that are helpful to your understanding of our corporate governance practices, including:

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Corporate Governance Guidelines;

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Certificate of Incorporation;

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By-laws (including proxy access);

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Board Committee Charters;

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Code of Business Conduct and Ethics and information about how to report concerns;

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Background and Experience of our Board;

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Background and Experience of Senior Management; and

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Stock ownership guidelines.

A summary of key governance highlights are noted below:

Director retirement age of 75	Corporate governance guidelines
Ability of stockholders to act by written consent	Stockholders have the right to proxy access
Ability of stockholders to call special meetings	Board and Audit Committee risk oversight
Majority voting for directors	Compensation risk assessment
Annual election of all directors	Review of related party transactions
Diverse board skills and experience	Non-hedging and pledging policies of Company stock
Annual board, committee and director evaluations	Clawback policy
Stockholder outreach to 65% of outstanding shares before the 2023 Annual Meeting	Executive sessions of independent directors held at each regularly scheduled Board Meeting
Code of business conduct and ethics	Management and director stock ownership guidelines

Board Leadership Structure

Board Overview
•

Independent Chairman of the Board;

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Active engagement by all directors;

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6 of our 7 director nominees are independent; and

•

All members of the Audit Committee, the Compensation Committee, the ESG & Safety Committee and the Governance and Nominating Committee are Independent.

Chairman and CEO Roles

At different times in the Company’s history, the positions of chairman and chief executive officer have been split or combined as circumstances have warranted. The Board recognizes that no single leadership structure is right for all companies at all times. Accordingly, annually the Board may elect as Chairman any member of the Board, including the CEO. Currently, the Chairman is independent. The Chairman of the Board presides at the Board meetings and meetings of stockholders and his responsibilities include, among other things:

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Call meetings of the independent directors and chair executive sessions of the Board at which no members of management are present;

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Approve the agendas for Board meetings;

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Propose a schedule of Board meetings and the information to be provided by management for Board consideration;

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Recommend the retention of consultants who report directly to the Board;

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Assist in assuring compliance with the Corporate Governance Guidelines and recommend revisions to the policies;

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Evaluate, along with the other independent directors, the performance of the Chief Executive Officer;

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Consult with Board members as to recommendations on membership and chairpersons of Board committees and discuss recommendations with the Corporate Governance and Nominating Committee;

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Communicate the views of the independent directors and the Board committees with respect to objectives set for management by the Board; and

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Serve as a liaison between the Board and Range’s stockholders.

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Board of Directors

Attendance

The Board of Directors met six times in 2022. Each director attended at least 75% of the meetings held by the Board and the committees on which he or she served during the year. Directors are expected to attend all meetings of stockholders, the Board and the committees which they serve. All of our directors attended the 2022 Annual Meeting of Stockholders.

Executive Sessions of Non-Employee Directors

Non-employee directors ordinarily meet in executive session without management present at each regularly scheduled Board meeting and may meet at other times at the discretion of the Chairman or at the request of any non-employee director.

Review and Approval of Related Person Transactions

Our Governance and Nominating Committee Charter includes a provision regarding the review and approval of related person transactions. Our Governance and Nominating Committee is charged with reviewing transactions which would require disclosure under our filings under the Exchange Act, and related rules, as a related person transaction, and making a recommendation to our Board regarding the initial authorization or ratification of any such transaction. If our Board of Directors considers ratification of a related person transaction and determines not to ratify the transaction, management is required to make all reasonable efforts to cancel or annul such transaction.

In determining whether or not to recommend the approval or ratification of a related person transaction, our Governance and Nominating Committee will consider the relevant facts and circumstances including, if applicable:

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whether there is an appropriate business justification for the transaction;

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the benefits that accrue to us as a result of the transaction;

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the terms available to unrelated third parties entering into similar transactions;

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the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer);

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the availability of other sources for comparable products or services;

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whether it is a single transaction or a series of ongoing, related transactions; and

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whether entering into the transaction would be consistent with our Code of Business Conduct and Ethics.

No related person transaction in an amount exceeding $120,000 occurred during 2022.

Code of Business Conduct and Ethics

We have a written Code of Business Conduct and Ethics which is applicable to all of our directors and employees including our principal executive officer, our principal financial officer and our principal accounting officer. We intend to post amendments to and waivers, if any, from our code of ethics (to the extent applicable to our principal executive and financial officers and directors) on our website at www.rangeresources.com under the section titled “Corporate Governance.” The latest change to our Code of Business Conduct and Ethics was posted February 20, 2013. The Code of Business Conduct and Ethics was reviewed by our Board of Directors and our Governance and Nominating Committee in early 2023.

Risk Oversight by the Board

The Board’s role in risk oversight recognizes the multifaceted nature of risk management. It is a control and compliance function, but it also involves strategic considerations in normal business decisions, finance, security, cybersecurity, safety, health and environmental concerns.

The Board has empowered its Committees with risk oversight responsibilities. Each of the Committees meets regularly with management to review, as appropriate, compliance with existing policies and procedures and to discuss change or improvement that may be required or desirable. In addition, the Board receives regular and detailed reports from management covering cybersecurity and other risks involving technology.

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The Audit Committee plays a central role in the Board’s oversight of internal risks, by evaluating the Company’s financial reporting, by supervising the internal audit function, interfacing with the independent auditor, regularly communicating with the Chief Financial Officer and other members of management, monitoring the Company’s compliance programs, including the Company’s third party anonymous hotline for the notification of compliance concerns, supervising the investigation of any alleged financial fraud, monitoring the Company’s internal risk forums and the Company’s enterprise risk management program (the responsibility for which the Audit Committee shares with the Board).

The Compensation Committee considers the possible risk implications of the Company’s various compensation programs and plans and monitors the elements of such compensation programs so that risk in the behavior of the employees of the Company, including our NEOs, is considered in such policies and programs and does not incentivize excess risk taking.

The ESG and Safety Committee monitors risks and opportunities related to ESG, climate and sustainability matters including identifying, assessing, monitoring and managing the principal risks associated with health, safety and the environment.

The Governance and Nominating Committee is responsible for the oversight of the Company’s governance processes and monitors those processes, including the Company’s Code of Business Conduct and Business Ethics compliance function, Board Committee Charters and Board annual evaluations, to evaluate their effectiveness in avoiding the creation of risk to the Company and providing for proper and effective governance of the Company.

Cybersecurity is an integral part of risk management. The Board appreciates the rapidly evolving nature of threats presented by cyber-security incidents and is committed to the prevention, timely detection and mitigation of the effects of any such incidents. The Board receives quarterly updates from management regarding cybersecurity. Range has not experienced a material cybersecurity breach within the past three years.

While the Board and its committees oversee risk management, Range management is responsible for managing risk. We have a robust enterprise risk management process for identifying, assessing and managing risk and monitoring risk mitigation strategies which is reviewed quarterly by the Audit Committee. Under the leadership of our Principal Accounting Officer, a committee of officers and senior managers work across the business to manage each enterprise level risk and to identify emerging risks and the results are reported annually to the Board.

Corporate Sustainability

Our commitment to acting responsibly and ethically guides our work each day, influencing every aspect of our operations from the boardroom to the well pad. We are committed to operating in a sustainable manner and proactively working with the communities where we operate to ensure that our team can deliver long-term, sustainable value to our stockholders, business partners and community members, all while protecting the environment and creating economic opportunity.

Our corporate sustainability (“CS”) strategy is guided by the following five key tenets aimed at delivering long-term, sustainable value to our stockholders, business partners and community members:

1.

Safety Leadership: We uphold the highest standards when it comes to operating in a safe, compliant and ethical manner. Our goal is simple: Provide a safe workplace with zero safety incidents. We work every day to achieve this critical business goal.

2.

Environmental Stewardship: We are committed stewards of the environment, leveraging new technologies to develop clean-burning natural gas to contribute to broader emission reduction goals and incorporating sustainable practices into our operations. We strive to meet or exceed both expectations and regulatory requirements and seek improvement to guidelines and procedures when we feel the standards are not high enough.

3.

Community Impact: Our resource development is a partnership, from creating jobs, partnering with local contractors, generating royalties for lessors, to providing significant tax revenues. Range works hard every day to create economic opportunities for our business regions, community members and stockholders and we are devoted to taking care of the neighborhoods in which we live and work.

4.

Corporate Governance: Range and its Board are committed to implementing sound, transparent corporate governance principles that strengthen confidence and trust with our stakeholders.

5.

Human Capital Management: We recognize our employees are the heart of everything we do. We value each member of our workforce and their contribution to our success.

Our Board feels strongly that executing on these key tenets is important to our long-term sustainable growth. As a result, in 2023, 25% of certain executive officers’ respective Annual Incentive Awards is tied to goals in the area of CS.

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Environmental Stewardship

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As a dedicated steward of the environment, we focus on incorporating leading sustainability practices into every aspect of our business. Our commitment starts at the top of our organization, with strong board-level engagement and oversight on critical ESG driven matters across the business.

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Environmental Compliance is integral to our operations. This is advanced by a team of experts who assist in the integration of environmental compliance and protection into our day-to-day operations.

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At Range, we have a commitment to sustainable operations that keep our people and environment safe. This includes our goal of working toward achieving net zero GHG emissions (Scope 1 and Scope 2) through innovative emissions-reducing technologies, enhanced emission capture and control on site and carbon offsets.

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By returning to existing locations and expanding lateral well length, Range has been able to significantly reduce impacted surface use.

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Our industry leading water management and recycling program, as well as a water sharing program with other operators, reduces well costs, traffic and associated emissions and fresh water consumption. The contribution of these programs has allowed us to reuse the equivalent of approximately 150% of our own water production by recycling water produced by other operators.

Safety Leadership

•

Range upholds the highest standards when it comes to operating in a safe, compliant and ethical manner. We employ training for all employees to advance our safety standards. When it comes to safety, our goal is simple, zero safety incidents.

•

Range is open and proactive in our efforts to mitigate safety incidents and impacts. To measure and continuously improve the Company’s safety and environmental performance, Range uses a data-driven approach to track our progress against our broader safety initiatives. Range also compares this statistical data against OSHA’s criteria for determining rates for injuries and incidents that result in lost time or restricted duty. In addition, we evaluate our performance against industry peers and other industrial groups, ensuring we are constantly striving for top tier safety performance.

•

The Company maintains a robust outreach team that works with a variety of stakeholders, including citizens, nongovernmental organizations, local and state government officials, area school districts, and first responders to promote a safe operating environment in the communities where we work.

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Human Capital Management

•

Key efforts include workforce engagement, employee benefits, diversity, equity and inclusion training programs, professional development and workforce non-retaliation.

•

For additional information, see discussion on page 8 of this Proxy Statement.

Corporate Governance

•

Key elements of Range’s corporate governance include Board succession planning, executive and independent leadership on the Board, Board self-evaluations, Board oversight of corporate responsibility and risk management processes and company-wide compliance with our Code of Business Conduct and Ethics and other company policies.

•

Other corporate governance highlights are set forth on page 20 of this Proxy Statement.

Community Impact

•

Range has established civic engagement programs that are designed to have long-term positive impacts on organizations within our operating footprint. The Range corporate partnership platform takes a long-term perspective and aims to build relationships with those who seek to enhance the standard of living in our community. This platform is supported by direct monetary investments, collaborations with our non-profit partners and a robust employee volunteerism program. Our commitment is driven by our active employee base.

Board Committees

Our Audit Committee, Compensation Committee, ESG & Safety and Governance and Nominating Committee are each composed of independent directors. The primary responsibilities of the committees are described below. From time to time, the Board delegates additional duties to the standing committees.

Audit Committee	Meetings in 2022: 7*
Members: Brenda A. Cline (Chair), Margaret K. Dorman, Greg G. Maxwell
Primary Responsibilities
•

prepares the Audit Committee report for inclusion in the annual proxy statement;

•

annually reviews our Audit Committee charter and our Audit Committee’s performance;

•

appoints, evaluates and determines the compensation of our independent registered public accounting firm;

•

reviews and approves the scope of the annual audit; the audit fee and the financial statements;

•

reviews our disclosure controls and procedures;

•

supervises our internal audit functions;

•

reviews our corporate policies with respect to financial information and earnings guidance;

•

oversees any investigations into complaints concerning financial matters; and

•

reviews any risks that may have a significant impact on our financial statements.

The Audit Committee members are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines and are financially literate. The Board has determined that Ms. Cline is the “audit committee financial expert” within the meaning of the SEC’s regulations. In addition, the other members of the committee, Ms. Dorman and Mr. Maxwell also qualify as a “financial expert” under the applicable standards.

*

The Committee met with the Company’s internal audit and independent auditor at all seven meetings, with and without management present.

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Compensation Committee	Meetings in 2022: 5
Members: Steve D. Gray (Chair), James M. Funk, Greg G. Maxwell
Primary Responsibilities
•

discharges our Board of Directors’ responsibilities to compensation of our executives and directors;

•

produces an annual report on executive compensation for inclusion in our proxy statement;

•

provides oversight of our compensation structure, including our equity compensation plans and benefits programs;

•

reviews and provides guidance on our human resources programs;

•

provides guidance on succession planning for our senior management;

•

retains and approves the terms of the retention of any compensation consultants and other compensation experts;

•

evaluates human resources and compensation strategies and oversees our total incentive compensation program including considering the risks associated with such programs;

•

reviews and approves objectives relevant to executive officer compensation and evaluates performance;

•

determines the compensation of executive officers in accordance with those objectives;

•

approves and amends our incentive compensation and equity award or share-based payment program (subject to stockholder approval, if required);

•

recommends director compensation to our Board of Directors;

•

monitors director and executive stock ownership; and

•

annually evaluates its performance and its charter.

All of the members of our Compensation Committee are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines. The report of our Compensation Committee is included in this Proxy Statement. The Compensation Committee’s Charter was prepared by the Compensation Committee and approved by the Governance and Nominating Committee and the Board of Directors.

ESG & Safety Committee	Meetings in 2022: 4
Members: Margaret K. Dorman (Chair), Brenda A. Cline, James M. Funk, Steve D. Gray, Greg G. Maxwell, Reginal W. Spiller
Primary Responsibilities
•

assists in the Board’s oversight of sustainability and ESG practices, so that sustainability and ESG risks and opportunities are taken into account when making strategic decisions;

•

develops recommendations to the Board for the formulation and adoption of policies, programs and practices to address sustainability and ESG risks and opportunities;

•

reviews and monitors our compliance with policies, programs and practices concerning safety, sustainability, ESG and climate-change related issues;

•

identifies, evaluates and monitors sustainability, ESG and climate-related risks which affect or could affect our business activities, performance and reputation; and

•

reviews sustainability, ESG and climate-change related legislative and regulatory issues affecting our business and operations.

All of the members of our ESG & Safety Committee are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines. The ESG & Safety Committee's charter was prepared by the ESG & Safety Committee and approved by the Board of Directors.

To supplement our expertise, we may bring in outside subject matter experts to advise members on current and developing issues relevant to our business.

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Governance and Nominating Committee	Meetings in 2022: 2
Members: James M. Funk (Chair), Brenda A. Cline, Reginal W. Spiller
Primary Responsibilities
•

identifies individuals qualified to become directors (including receiving and considering stockholder suggested nominees) consistent with criteria approved by our Board of Directors;

•

oversees the organization of our Board of Directors to discharge our Board of Directors’ duties and responsibilities properly and efficiently;

•

reviews, when necessary, any potential related person transaction of our Company;

•

identifies best practices and recommends corporate governance principles to our Board, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•

annually assesses the size and composition of our Board of Directors including the diversity of the Board;

•

develops membership qualifications for our Board committees;

•

determines director independence;

•

monitors compliance with our Board of Directors and our Board committee membership criteria;

•

annually reviews and recommends directors for election to the Board;

•

reviews governance-related stockholder proposals and recommends our Board of Directors’ response; and

•

oversees the evaluation of our Board and management, including succession.

All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standard of the NYSE, SEC regulations and our Corporate Governance Guidelines.

Dividend Committee	Meetings in 2022: 2
Members: Greg G. Maxwell (Chair), Jeffrey L. Ventura
Primary Responsibilities
•

The Dividend Committee is authorized to declare and set the record and payment dates of dividends in accordance with Board of Directors’ directives and established dividend policy. In January 2020, the Board suspended the dividend on our common stock. Our cash dividend was reinstated in the third quarter 2022.

Director Compensation

Director compensation is set by the Compensation Committee after working with our independent compensation consultant and a review of a peer group of companies (the “Peer Group”). The Compensation Committee generally approves compensation for directors just prior to the Board of Directors’ meeting following the election of directors at the Annual Meeting. Compensation arrangements for directors are effective with each election to the Board at the Annual Meeting. The Compensation Committee has also approved the payment of annual stock awards to the directors for a portion of their overall director compensation. Directors who are company employees do not receive any separate compensation for service on the Board or committees of the Board.

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CASH COMPENSATION

The following are the annual cash retainers and fees we paid to our non-employee directors for the 2022-2023 term:

Type of Fee	Amount
Annual Board Cash Retainer Fee	$75,000
Additional Retainer for Chairman	$180,000
Additional fee for Audit Committee Chair	$20,000
Additional fee for Compensation Committee Chair	$15,000
Additional fee for Governance and Nominating Chair	$15,000
Additional fee for ESG & Safety Committee Chair	$15,000

Directors do not receive meeting fees for attendance at Board or Committee meetings.

EQUITY-BASED COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS

For 2022, non-employee directors received an Annual Restricted Stock Award valued at $200,000. In addition, the Chairman received additional restricted stock award valued at $85,500. Non-employee directors may defer all or a portion of their cash fees and their stock awards in our Active Deferred Compensation Plan. Directors have the power to change their tracking investment options in the Deferred Compensation Plan among the funds listed on page 62. The Annual Stock Awards are fully vested one year from the date of grant or upon the director’s departure from our Board.

If a director has not achieved the required level of share ownership, the director is required to retain an amount equal to 50% of the shares received as a result of any equity awards granted to the director by the Company until he or she is in compliance with the stock ownership policy. A director must continue to retain shares in the amount required for as long as the director serves on the Board. As of the date of this Proxy Statement, all of our current directors except Mr. Spiller, are in compliance with the stock ownership guidelines and he is currently required to retain a minimum of 50% of each award. The requirement to retain 50% was established to allow limited sales as necessary to satisfy tax withholding obligations.

2022 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
(a)	(b)	(c)	(h)
Brenda A. Cline	$95,000	$200,000	$295,000
Margaret K. Dorman	$90,000	$200,000	$290,000
James M. Funk	$90,000	$200,000	$290,000
Steve D. Gray	$90,000	$200,000	$290,000
Greg G. Maxwell	$255,000	$285,500	$540,500
Reginal W. Spiller	$75,000	$200,000	$275,000

Columns (d), (e), (f) and (g) covering stock appreciation rights (“SARs”), Non-Equity Incentive Plan Compensation, Changes in Pension Values and all other Compensation, respectively, have been deleted from the SEC-prescribed table format because the directors do not receive any such compensation.

(1)

Reflects annual cash retainer and committee chair retainer paid or earned by our non-employee directors.

(2)

Reflects the aggregate fair value for restricted stock awarded to our non-employee directors which become fully vested one year from the date of grant. Each non-employee director received an award of 7,267 shares of restricted stock on May 11, 2022. Mr. Maxwell, as Chairman, received 10,374 shares of restricted stock on May 11, 2022.

The Governance and Nominating and Compensation Committees continue to monitor the activities and time responsibilities of each director to determine if a change in circumstances would warrant a change in the director fee structure. The directors are reimbursed for their travel and out-of-pocket expenses in connection with their duties as a director. In addition, the directors are allowed to participate in our Deferred Compensation Plan but their deferrals do not qualify for our Company match. We do not provide to directors any of the following: any legacy awards or charitable awards programs for directors upon retirement, tax reimbursement arrangements, payments in connection with a Change in Control, securities or products purchased at a discount or life insurance arrangements. However, any unvested restricted stock will become vested in connection with a Change in Control.

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Compensation Committee Interlocks and Insiders Participation

The Compensation Committee of our Board of Directors at fiscal year ended December 31, 2022, consisted of Messrs. Gray, Funk, and Maxwell. None of the members of the Compensation Committee were at any time during 2022 an officer or employee of the Company. None of our executive officers serve as a member of a board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Stock Ownership-Directors, Management and Certain Beneficial Owners

The following table shows, as of March 17, 2023, the number of shares of common stock “beneficially owned,” as determined in accordance with Rule 13d-3 under the Exchange Act, by the directors, the NEOs, and all senior executive officers and directors, as a group:

	Total Common Shares Beneficially Owned				Shares in Deferred Compensation Plans(f)	Total Common Shares Controlled	Percent of Outstanding Shares
	Shares Directly Owned	Shares in IRA/ 401(k) Accounts	Shares Owned by Family(e)	Percent of Class
Brenda A. Cline(a)(b)	111,401	—	—	*	—	111,401	*
Margaret K. Dorman(a)	112,970	—	—	*	—	112,970	*
James M. Funk	39,000	39,000	—	*	77,894	155,894	*
Steve D. Gray(a)(b)	154,593	—	—	*	—	154,593	*
Greg G. Maxwell	62,342	—	—	*	81,867	144,209	*
Reginal W. Spiller(a)	10,685	—	—	*	—	10,685	*
Jeffrey L. Ventura(c)	1,891,877	3,607	—	*	1,057,263	2,952,747	1.2%
Mark S. Scucchi(c)	428,332	37,949	—	*	416,070	882,351	*
Dennis L. Degner(c)	309,671	—	—	*	496,439	806,110	*
Alan W. Farquharson	265,299	6,342	7,406	*	473,683	752,730	*
David P. Poole	183,375	34,412	—	*	727,514	945,301	*
All directors and senior executive officers as a group (13 individuals)	3,650,346	137,430	7,406	*	3,959,182	7,754,364	3.2%
*

Less than one percent

(a)

Includes unvested restricted stock of: Ms. Cline - 7,267; Ms. Dorman - 7,267; Mr. Gray - 7,267; Mr. Spiller - 7,267.

(b)

For Ms. Cline, includes 89,121 shares held by Purple Elm, LP and managed by BCC4 Management LLC which Ms. Cline owns 50% and her husband owns 50%. For Mr. Gray, includes 50,000 shares held by SD Gray Partnership LP which Mr. Gray owns 50% and his wife owns 50%.

(c)

Does not include target performance share units that are subject to performance and vesting to the extent certain performance objectives are achieved of: Mr. Ventura - 417,382; Mr. Scucchi - 220,180; Mr. Degner - 235,566.

(d)

Does not include unvested restricted stock grants not placed in the deferred compensation plan and will not vest within 60 days: Mr. Scucchi - 43,189; Mr. Degner - 65,199; and Mr. Farquharson - 37,375.

(e)

Individuals disclaim beneficial ownership.

(f)

Includes unvested restricted stock of: Mr. Funk - 7,267; Mr. Maxwell - 10,374; Mr. Scucchi - 144,280; Mr. Degner - 143,418. These shares have been placed in the deferred compensation plan.

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Security Ownership of Certain Beneficial Owners

The following table reflects the beneficial ownership of our common stock based upon the 241,681,124 common shares outstanding as of March 17, 2023 by each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, to our knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder and no such securities were subject to a pledge.

Name and address of Beneficial Owner	Common Stock
	Number of Shares Beneficially Owned		Percent of Class	Sole Voting Shares	Shared Voting Shares	Sole Investment Shares	Shared Investment Shares
FMR LLC 245 Summer Street Boston, MA 02210	26,628,791	(1)	11.0%	26,628,791	—	26,628,791	—
The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	24,766,887	(2)	10.3%	—	131,743	24,409,865	357,022
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	24,148,314	(3)	10.0%	22,472,808	—	24,148,314	—
(1)

Based on Schedule 13G/A filed with the SEC dated February 9, 2023.

(2)

Based on Schedule 13G/A filed with the SEC dated February 9, 2023.

(3)

Based on Schedule 13G/A filed with the SEC dated January 24, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and any person beneficially owning more than 10% of our common stock to file reports of ownership and any changes in ownership with the SEC. Based solely on our review of such reports filed with the SEC and representations provide to us by persons required to file reports under section 16 of the Exchange Act, our directors, executive officers and greater than ten-percent beneficial owners timely complied with their Section 16(a) filing requirements during 2022.

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PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As we do each year, and as required by Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in the Proxy Statement in accordance with the SEC’s compensation disclosure rules. The executive compensation program is described in the Compensation Discussion and Analysis section beginning on page 31 and the other tables and narrative disclosures in this Proxy Statement.

The executive compensation program for the NEOs includes many best-practice features that are intended to enhance the alignment of compensation with the interests of Range’s stockholders:

What We Do
Majority of NEO compensation is at risk and performance based, which links pay to performance	Maintain robust stock ownership goals for senior executives
Seek stockholder engagement and incorporate feedback	Engage an independent compensation consultant to advise the committee
Exercise negative discretion when appropriate	Benchmark executive compensation against our industry peers
All long-term incentive awards are payable in stock	Dedicate time to executive succession planning and leadership development each year
Financial performance metrics underlying long-term incentive awards are objective and aligned with stockholders’ interests	Compensation Peer Group reviewed annually
Perform annual say-on-pay advisory vote for stockholders	Include ESG metrics in annual incentive compensation to further align with stakeholder interests

Executive Compensation Program Objectives

In 2022, the Compensation Committee strived to maintain a compensation program that is consistent with industry practice and attract and retains outstanding executives by providing incentives to reward them for superior performance that supports Range’s long-term strategic objectives.

The 2022 executive compensation program was expected to:

•

Be highly aligned with stockholder interests;

•

Preserve performance accountability through commodity cycles;

•

Build long-term share ownership;

•

Provide a consistent retention incentive;

•

Be straight forward and transparent for the benefit of executives and stockholders; and

•

Match or exceed prevailing governance standards for performance-based compensation.

We are therefore asking stockholders to vote on the following resolution:

RESOLVED, that the stockholders approve the compensation of the NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis and the compensation tables.

Required Vote and Recommendation

As an advisory vote, the matter for which stockholders have the opportunity to vote under Proposal 2 is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.

If you own shares through a bank, broker or other holder of record, you must instruct them how to vote so that your vote can be counted on this proposal as uninstructed shares are not entitled to vote with regard to Proposal 2. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve this Proposal 2.

The Board of Directors recommends a vote FOR Proposal 2

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes the material elements, objectives and principals of Range’s executive compensation program, compensation decisions made in 2022 and 2023 (through the date of this proxy statement filing) and the factors the Compensation Committee considered in making those decisions.

For 2022, our named executive officers, or NEOs were:

The 2022 Compensation of these NEOs is explained in the following sections and in the compensation tables and related disclosures under “Executive Compensation Tables” (beginning on page 51) that follows this CD&A. This CD&A is divided into six sections:

1	EXECUTIVE SUMMARY	32
2	STOCKHOLDER ENGAGEMENT AND RESPONSIVENESS	36
3	HOW WE DETERMINE EXECUTIVE COMPENSATION	37
4	2022 COMPENSATION PROGRAM ELEMENTS	39
5	2023 COMPENSATION PROGRAM	46
6	COMPENSATION POLICIES AND PRACTICES	49

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EXECUTIVE SUMMARY

Commitment to Pay-for-Performance

We remain committed to the pay-for-performance philosophy for our compensation programs with a substantial portion of our NEO compensation strongly aligned with the experience of our stockholders.

Responsiveness to Ongoing Stockholder Engagement

Throughout the last half of 2022 and the beginning of 2023, we continued our stockholder outreach program. Based on our conversations with stockholders and the support of 98% of the votes cast in our 2022 advisory vote to approve NEO compensation (Say-on-Pay Vote), we believe that stockholders generally endorse the current executive compensation program and recognize that it is functioning as intended. For this engagement cycle, the majority of stockholders we contacted responded that they did not seek to engage at this time or did not respond to our request. Management and the Compensation Committee will continue to engage with stockholders on the design of our executive compensation program and work to promote alignment of executive officers pay with stockholder interests.

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Highlights of Executive Compensation Program Policies and Practices

The executive compensation program for the NEOs includes many best practice features that are intended to enhance the alignment of compensation with the interests of Range’s stockholders:

What We Do	What We Don’t Do
Seek stockholder engagement and incorporate feedback	Grant annual cash bonuses or long-term incentive awards to executive officers that are not subject to clawback
Majority of NEOs compensation is at risk and performance based, which links pay to performance	No individual change-in-control contracts
All long-term incentive awards are payable in stock	No backdating or repricing of stock options
Exercise negative discretion, when appropriate	No employment contracts
Financial performance metrics underlying long-term incentive awards are objective and aligned with stockholders interest	No margin, derivatives or speculative transactions, such as hedges, pledges and margin accounts
Receive annual say-on-pay advisory vote from stockholders	No individual supplemental executive retirement arrangements
Include ESG metrics to further align with stakeholder interests	No reward to executives for excessive, inappropriate or unnecessary risk-taking
Maintain robust stock ownership goals for senior executives
Offer minimal perquisites
Dedicate time to executive succession planning and leadership development each year
Compensation Peer Group reviewed annually
Engage an independent compensation consultant to advise the committee

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Principal Elements of Executive Compensation. We principally use three elements of executive compensation to carry out the design of our executive compensation program:

Element	Purpose
• Base Salary	Retain executive team and, when appropriate, attract executives.
• Annual Cash Incentive award	Reward executives for short-term financial and operational results.
• Annual Long-Term Equity Incentive award

Focus executive efforts on activities and results that lead to long-term stockholder value. Our restricted stock awards vest based on continued employment and the passage of time, which promotes retention. The remainder of the awards vest based on performance measures tied to either relative stock price performance or internal performance metrics which promotes the long-term interests of our stockholders and aligns executives’ interests with stockholders’ interests.

Compensation Program Emphasizes Performance

CEO COMPENSATION MIX IN 2022[1]

2%
14%
Fixed Pay
28% Cash
12%
13%
29%
86% of CEO's total direct compensation influenced by Company performance
86%
Variable or "At-Risk," Pay
44%
64% Stock Awards
Stock-based Compensation
Restricted Stock
PSU Awards
Cash Compensation
Salary
Annual Cash Incentive
Other

(1)

Amounts shown reflect salary paid in 2022, annual cash incentive award for 2022 which was paid in 2023 based on 2022 performance, the grant date fair value for Long-Term Incentive Awards granted in 2022 and other compensation as detailed on page 51.

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Our Business Objective and Strategy

Our overarching business objective is to build stockholder value through returns focused development of our natural gas properties. Our strategy to achieve our business objective is to generate consistent cash flows from reserves and production through internally generated drilling projects. Our strategy requires us to make significant investments and financial commitments in technical staff, acreage, seismic data, drilling and completion technology and gathering and transportation arrangements to build drilling inventory and market our products. Our strategy has the following key elements:

•

Commit to environmental protection and worker and community safety;

•

Concentrate in our core operating area;

•

Focus on cost efficiency;

•

Maintain a high-quality multi-year drilling inventory;

•

Maintain a long-life reserve base with a low base decline rate;

•

Market our products to a large number of customers in diverse markets under a variety of commercial terms;

•

Maintain operational and financial flexibility; and

•

Provide employee equity-ownership and incentive compensation aligned with our stakeholders’ interests.

These elements are anchored by our interests in the Marcellus Shale located in Pennsylvania which we believe has a remaining productive life in excess of 50 years.

2022 Business Highlights

In 2022, our strong operational performance drove our robust financial performance. We achieved 2022 sales volumes of 774.1 Bcfe or an average daily sales volume of 2,121 Mmcfe per day. With a focus on operational efficiency, spending was only slightly higher than our original 2022 capital budget, despite inflationary pressure and we delivered on our original production guidance. This focus coupled with significant increases in commodity prices resulted in significantly higher cash flow and allowed for our improved financial position.

Stockholder Initiatives

•

Repurchased 14.0 million shares of our common stock, reducing outstanding share count by approximately 5%;

•

Increased the Board approved share repurchases program by $1.4 billion; and

•

Re-initiated the dividend in third quarter of $0.08 per share per quarter.

ESG Commitment

•

Doubled our leak detection inspections from four to eight times a year;

•

Continued our water recycle program and recycled approximately 100% of our produced and flowback volume;

•

Total Recordable Incident Rate of 0.46;

•

Pilot tested the use of compressed air pneumatic controllers; and

•

Continued utilizing an electric hydraulic fracturing fleet along with dual fuel drilling rigs.

Financial Strength

•

Generated full year 2022 cash provided from operations of $1.9 billion;

•

At year-end 2022, achieved a 32% reduction in consolidated net debt compared to year-end 2021;

•

Issued $500.0 million of 4.75% senior notes due 2030;

•

Entered into a new five year revolving credit facility;

•

Retired senior notes due 2026, 2023 and 2022 during 2022. No debt maturities until 2025; and

•

Received credit rating upgrades from S&P and Moody’s.

Portfolio Strength

•

Increased our total proved reserves by 2%, with such reserves consisting of approximately 65% natural gas.

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STOCKHOLDER ENGAGEMENT AND RESPONSIVENESS

Our relationship with our stockholders is an integral part of our corporate governance practices. In addition to our customary participation at industry and investor conferences, road shows and meetings, we held meetings to better understand the views of stockholders on a range of topics including executive compensation, governance practices and business strategy. The Compensation Committee and management continued our review of our compensation program with input from the Board’s independent compensation consultant. This review included direct engagement with our stockholders to ensure full understanding of their perspectives and their feedback was incorporated into the Compensation Committee’s deliberations and decisions in early 2023 and 2022.

Mr. Maxwell, our Chairman, Mr. Gray, the Chair of our Compensation Committee and Ms. Dorman, the Chair of our ESG & Safety Committee, led the stockholder outreach effort, joined by members of senior management. We reached out to stockholders representing approximately 65% of our outstanding shares since our May 2022 Annual Meeting; these investors were typically our larger stockholders. We held meetings with each stockholder who accepted our invitation to engage. During these conversations, stockholders were invited to provide direct feedback on our current compensation programs. We also spoke with proxy advisory firms that provide vote recommendations to gain insight into their views on our executive compensation programs and address their questions.

In these meetings, we discussed our strategy, corporate governance, executive compensation and our commitment to the environment. The feedback received from our stockholders on these and other topics was generally positive.

The key topics from this year’s stockholder engagement were:

•

Stockholders applauded our recent Corporate Sustainability Report, our net zero emissions target and position on emissions intensity;

•

Stockholders emphasized the importance of our oversight of environmental efforts;

•

Stockholders appreciated a discussion of the Range culture of doing the right thing;

•

Stockholders appreciated gender and ethnic diversity composition and refreshment of our Board;

•

Stockholders were interested in the annual incentive focus on the balance sheet improvements and ESG;

•

Stockholders appreciated the opportunity to meet and the open discussion directly with management and our directors; and

•

Stockholders generally agreed with the strategic direction and our focus on controlling what we can control.

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HOW WE DETERMINE EXECUTIVE COMPENSATION

Role of Independent Compensation Committee

The Compensation Committee is responsible for establishing and overseeing our executive compensation program and policies that are consistent with our overall compensation philosophy. In making such decisions, the Committee considers a variety of factors, including views expressed by stockholders and stockholder advisory groups, information provided by its independent compensation consultant, our CEO’s input, Peer Group data, each executive’s experience in the role, Company and individual performance, internal pay equity and any other information the Committee deems relevant in its discretion. The Committee is responsible for all compensation decisions involving our CEO and other executive officers.

Stockholder Outreach

The Committee considers the outcomes of the Company’s advisory stockholder vote on our executive compensation program and our stockholder outreach initiatives when making compensation decisions. To continue our focus on best practices, we enhanced our stockholder engagement program in the past few years to solicit specific valuable feedback from investors on executive compensation which we then share with the Committee and the Board. We contact a broad base of institutional investors and speak with those interested in meeting and sharing feedback with us.

We believe our incentive program changes over the last several years have been highly responsive to the feedback received from our stockholders and serve to strengthen the alignment with our strategic objectives. We will continue our dialogue with stockholders on compensation issues as part of our ongoing engagement.

Role of Senior Management

Through our compensation cycle that ended March 2023, our CEO submitted recommendations to the Compensation Committee for adjustments to the salary, Annual Cash Incentives and Long-Term Equity Incentive awards payable to all NEOs (except himself), Senior Vice Presidents and Vice Presidents. The Compensation Committee considers the recommendations of our CEO as only one factor, in addition to the other factors described in this CD&A, in setting our executive officer and other employee compensation. The CEO is not present during deliberations by the Compensation Committee regarding his own compensation. The Committee’s independent consultant provides independent analysis and recommendations for Mr. Ventura for consideration by our Compensation Committee. At the request of the Compensation Committee, our CEO and our CFO attend certain meetings and working sessions of the Compensation Committee. Senior members of the human resources team and other members of senior management interact with the compensation consultant as necessary and prepare materials for each Compensation Committee meeting.

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Role of Independent Compensation Consultants

For 2022, the Committee directly engaged NFP Compensation Consulting (“NFP,” formerly Longnecker & Associates) as its independent compensation consultant to advise the Committee on executive compensation matters. NFP provided the Committee with information on industry trends, market practices and legislative issues. With the approval of the Compensation Committee, the Company also retained Alvarez and Marsal (or “A&M”) to provide valuation services related to the use of performance-based restricted stock awards based on TSR and certain change-in-control calculations. In 2022, the Company paid NFP a total of $117,000 for consulting services related to executive and director compensation. The Company paid A&M a total of $44,000 for valuation and change-in-control services in 2022.

NFP interacted with several of our officers and employees as necessary. In addition, NFP may seek input and feedback from members of our management regarding its work product prior to presentation to the Committee to confirm that information is accurate or address other issues. We believe that NFP provides an independent perspective to the Committee.

Competitive Positioning

In support of our compensation objectives and in order to determine an appropriate total value and mix of pay for executives, we reference the 25th, 50th and 75th percentiles of the Compensation Peer Group. These percentiles are reference points only; we do not automatically compensate each executive at these levels. Several variables, including individual performance, time employed in the position, annual Company performance and one-and three-year relative stock price performance influence the actual executive compensation decisions. We look at our individual NEO and total NEO Total Direct Compensation compared to individual NEO and total NEO Total Direct Compensation of companies in our Compensation Peer Group. Because not all of our NEO positions are directly comparable to NEO positions of other companies in our Compensation Peer Group, we believe that reviewing the aggregate total direct compensation of all NEOs provides an appropriate reference for comparative purposes and allows us to compare our total cost of management for all NEOs to our peers’ total cost of management.

Role of Peer Companies

Peer Group benchmarking is one of several factors the Compensation Committee considers in setting pay. The Committee seeks to maintain a Peer Group that is generally similar to us with respect to business activity and specifically focuses on companies engaged in exploration for and production of oil and gas resources with Range having a market capitalization near the median of the Peer Group. The Compensation Committee reviews the composition of the Peer Group with advice from the independent compensation consultant in the last quarter of each calendar year and any additions or deletions are made to the Peer Group at that time. For 2022, one company was deleted, one added and two companies merged, with the new entity included to the peer group. For 2023, the peer group was not adjusted. Each year, companies that are acquired or merged during the year are eliminated from that year’s Peer Group to the extent such acquisitions or mergers prevent the company from being an appropriate member of the Peer Group.

This chart describes the oil and gas exploration and production companies that have been included in the Peer Group in the last two years:

Company	Peer Group
	2023	2022
Antero Resources Corporation
Chesapeake Energy Corporation
CNX Resources
Comstock Resources, Inc.
Coterra Energy, Inc.
EQT Corporation
Matador Resources
Murphy Oil
PDC Energy Inc.
SM Energy Company
Southwestern Energy Company
S&P 500
“” denotes companies included in our Peer Group

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2022 COMPENSATION PROGRAM ELEMENTS

The majority of compensation for the NEOs is based on the long-term performance of Range. The elements of our 2022 executive compensation program are summarized in the table below and are described further under “Elements of Executive Compensation” on page 40.

	Element	Objective	Form of Payout	How Payout Value is Calculated	2022 Decisions
FIXED	Base Salary	• Provide a competitive level of fixed compensation to attract and retain employees.	Cash

Review of compensation surveys, publicly available peer company data, internal pay equity, individual responsibilities and performance assessment. Base salaries are reviewed annually and as circumstances warrant.

• In 2022, our CEO salary increased 3% after having remained the same for seven years. • Salaries of the remaining NEOs were increased between 2 and 5%.
	Annual Cash Incentive	• Align executives with performance metrics that are critical to Range’s success. • Motivate financial and operational performance over a one-year period.	Cash

Criteria and weighting pre-established by the Compensation Committee in February 2022. All five performance criteria are internal company performance measures.

The Annual Cash Incentive award is described in more detail under “Elements of Executive Compensation” beginning on page 41.

For the Chief Executive Officer:

•

Target bonus % salary equal to 120%.

For CFO and COO:

•

Target bonus % salary equal to 100%.

For the other NEOs:

•

Target bonus % of salary equal to 75%.

•

Actual payment for 2022 performance was 108% of salary for our CEO; 90% for our CFO and COO; 68% for our other NEOs.

VARIABLE OR AT-RISK	Long-Term Incentive – Performance-Based Total Stockholder Return (TSR) awards	• Align executives interest with interests of stockholders. • Reward higher returns in Range common stock over a three-year performance period.	Stock

A comparison of Range’s TSR to that of the peer group over a three-year performance period. In addition, if Range’s absolute TSR is negative for the period, payout of the award is capped at no more than target.

The terms and conditions of the TSR award are described in more detail under “Long-Term Equity Incentive Program” beginning on page 43.

For the Chief Executive Officer:

•

The TSR award accounts for 30% of the target 2022 long-term incentive award value.

•

Actual grant for 2022 equaled target value for the combined grant.

For the CFO and COO:

•

The TSR award accounts for 30% of the target 2022 long-term incentive award value.

•

Actual grant for 2022 equaled target value for the combined grant.

	Long-Term Incentive – Performance-Based Per Share Awards	• Align executives interest with interests of stockholders. • Rewards performance over a three-year performance period.	Stock

A comparison of reported Net Debt and Emissions Performance to a performance target.

The terms and conditions of this award is described in more detail under “Long-Term Equity Incentive Program” beginning on page 43.

For Chief Executive Officer:

•

The award accounts for 30% of the target 2022 long-term incentive award value.

•

Actual grant for 2022 equaled target value for the combined grant.

For the CFO and COO:

•

The award accounts for 30% of the target 2022 long-term incentive award value.

•

Actual grant for 2022 equaled target value for the combined grant.

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Element	Objective	Form of Payout	How Payout Value is Calculated	2022 Decisions
Long-Term Incentive – Time-Based Restricted Stock	• Provide a retention incentive that promotes sustained stock ownership. • Tie ultimate value realized tied to the performance of Range’s common stock.	Stock

Generally vest at the end of three years subject to continued employment.

The terms and conditions of these awards are described in more detail under “Long-Term Equity Incentive Program” beginning on page 43.

For the Chief Executive Officer:

•

The stock award accounts for 40% of the target 2022 long-term incentive award value.

•

Actual grant for 2022 equaled target value for the combined grant.

For the CFO and COO:

•

The stock award accounts for 40% of the target 2022 long-term incentive award value.

•

Actual grant for 2022 equaled target value for our combined grant.

For the other NEOs:

•

The stock award accounts for 100% of the target 2022 long-term incentive award value.

•

Actual grant for 2022 equaled target value.

Elements of Executive Compensation

Base Salary

The Compensation Committee reviews base salaries on an annual basis, at the time of a promotion or changes in responsibilities and when market conditions warrant. Base salaries for our NEOs consider the 50th percentile of the Peer Group adjusted for certain factors. Base salary is based on an evaluation of the following:

•

the complexity of their respective positions and specific technical experience required;

•

experience and tenure;

•

the base salaries of comparable positions at Peer Group companies;

•

competitive market conditions; and

•

internal pay equity among our senior executives.

Salary adjustments are approved by the Compensation Committee in the first quarter of each year and take effect on the first payroll period after approval. The timing of these salary adjustments allows the Compensation Committee to consider the audited financial results of our Peer Group companies and allows for disclosure of our current compensation decisions in our proxy statement. In February 2022, the Committee’s independent consultant reviewed the NEO’s base salaries compared to Peer Group data and broader market data and initially recommended a 3.5 - 4.0% increase in base salaries for each NEO. The compensation consultant noted that, in aggregate, our NEO’s base salary was generally aligned with the 50th percentile of the Peer Group but individual variances existed and inflation projections indicated higher estimates for raises. The compensation consultant noted maintaining alignment of base salary between 50th and 75th percentile of the Peer Group was a key consideration. The Committee considered the recommendations of NFP and management and determined to increase base salary for our NEOs, noting a number of years had passed since salaries were increased. In March 2023, NFP reviewed the NEOs base salary compared to a peer group and various published survey sources and initially recommended a pool of dollars representing an increase of approximately 8.8%, noting the aggregate NEO salaries were aligned slightly below the 50th percentile and taking into account current inflation projections. The Committee reviewed the comparisons to peers and broader market data and determined to increase the base salary for certain NEOs. The Committee recommended, and the Board approved, the following base salaries effective March 2023.

	Base Salary
	As of March 2023	As of February 2022	As of February 2021
Jeffrey L. Ventura(1)	$950,000	$950,000	$925,000
Mark S. Scucchi	$600,000	$500,000	$475,000
Dennis L. Degner(2)	$600,000	$500,000	$475,000
David P. Poole(3)	$460,000	$460,000	$450,000
Alan W. Farquharson	$415,000	$390,000	$376,000
(1)

On March 16, 2023, Mr. Ventura announced his retirement as CEO effective May 10, 2023.

(2)

On May 10, 2023, Mr. Degner's appointment as President and Chief Executive Officer becomes effective and his annual salary will increase to $750,000.

(3)

Mr. Poole retired effective March 17, 2023.

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Annual Cash Incentive Awards

The annual cash bonus award is intended to compensate the NEOs based on the achievement of annual financial, operating and strategic goals. It emphasizes team performance in achieving corporate goals. We refer to cash awards as “Annual Cash Incentives.” The Annual Cash Incentives are paid to our NEOs based on a formulaic application of certain performance criteria that are discussed more fully below.

The Annual Cash Incentives are subject to the negative discretion of the Compensation Committee and could include other criteria the Committee deems appropriate. Annual Cash Incentives are determined without reference to Peer Group data, because each performance criteria has been pre-established by the Compensation Committee. The Annual Cash Incentive related to our 2022 performance was paid in February 2023 as detailed in the table below:

	Annual Incentive Payout
	Actual Payment Achieved(1)	Actual Payout for 2022	Difference
CEO	$912,000	$1,026,000	$114,000
CFO and COO	$800,000	$900,000	$100,000
Remaining Senior Vice Presidents	$912,000	$1,026,000	$114,000
(1) Reflects the payout earned prior to negative discretion applied by the Compensation Committee or other criteria the Committee deems appropriate.

The Compensation Committee develops the performance criteria to be used for the Annual Cash Incentives, reviews the performance criteria with the independent compensation consultants and then discusses the performance criteria with our CEO and CFO. The Committee then sets the criteria as well as the weighting and performance achievement levels necessary to calculate Annual Cash Incentives based upon payout percentages established for our NEOs. For 2022, the performance criteria were based upon either industry competitive levels or our annual business plan (the “Annual Business Plan”). Our Annual Business Plan is a forecast of expected business results for the applicable fiscal year based upon certain assumptions made by our management. The Compensation Committee believes that the performance criteria, taken together, are strong objective indicators of the Company’s performance, thus similar factors are typically used in determining the Company’s performance relative to its Peer Group for setting total compensation and long-term incentive equity awards as described above. Target Annual Cash Incentives are determined as a percentage of each NEO’s base salary. This target percentage is established through an analysis of compensation for comparable positions in the Peer Group and is intended to provide a competitive level of compensation if the Company achieves the performance criteria established by the Compensation Committee.

For 2022 results, the Committee also considered the exceptional results for the year which included record net income and operating cash flow. In addition, the Committee analyzed the impact higher natural gas prices and inflation had on the target levels of the performance criteria. Higher commodity prices generate higher unit costs (along with higher margins). The Committee considered numerous sensitivity calculations of performance for 2022. Based on all of these quantitative measures, some of which showed higher performance, the Committee determined the payout for 2022 performance.

The performance criteria selected with respect to the Annual Cash Incentive awards for 2022 (which were paid in February 2023) are shown in the table below, together with the target levels of achievement with respect to each criterion. The payouts were achieved as described below. All five of the performance criteria are internal performance measures.

Criterion	2022 Weighting	Unit of Measurement	Actual for 2021	2022 Performance Levels			Actual for 2022	Payout% Achieved(1)
				Threshold	Target	Excellent
Cash Unit Costs	20%	$ per mcfe	$2.08	$2.08	$1.98	$1.88	$2.13	0%
Return on Average Capital Employed	15%	% return	19%	20%	25%	35%	39%	240%
Drilling & Completion Cost Per Foot	20%	$ per foot	$502	$642	$612	$550	$806	0%
Drilling Rate of Return	20%	Percentage Return	>40%	35%	40%	45%	31%	0%
Discretionary	25%	Various HSE and other	Excellent	—	—	—	Excellent	240%
(1) The Payout percentage achieved is shown for the CEO and is prorated for other officers.
Cash Unit Costs

The first criterion the Compensation Committee selected for 2022 was Cash Unit Costs. Cash Unit Costs is calculated by adding direct operating costs, gathering, processing and transportation costs, other tax expense, general and administrative and interest expense (excluding stock-based compensation and the amortization of deferred financing costs) and net broker margin on a per mcfe basis. The Compensation Committee selected this criterion to measure our ability to focus on areas that are within our control. The performance target was not achieved in 2022 primarily due to the impact of higher commodity prices on transportation, gathering and processing expense. The Committee also analyzed the impact higher commodity prices had on transportation, gathering, processing and compression expense noting the results would have been $2.04 per mcfe if commodity prices remained the same.

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Return on Average Capital Employed

The second criterion the Compensation Committee selected for 2022 was Return on Average Capital Employed (ROACE). ROACE is a non-GAAP financial measure and is calculated by EBIT (as defined below) divided by average net debt plus average stockholders’ equity. ROACE is used by the investment community as a measure of operating profit relative to total debt and equity capital. “EBIT” represents earnings before interest expense and income taxes. The Compensation Committee selected this criterion which measures profitability compared to total investments made in new capital. In setting the performance levels (i.e. threshold, target and excellent), the Compensation Committee considered various returns based metrics used by our peers, input from management along with analysis and guidance from our compensation consultant and stockholder feedback. The performance target was achieved in 2022 with reported production levels on budget, effective marketing of production, the positive impact of an efficient hedging program in relation to higher commodity prices, by continuing to focus on operating efficiencies which included capital spending being only slightly higher than budget and an improvement in our debt levels.

Drilling and Completion Cost per Foot

The third criterion the Compensation Committee selected for 2022 was drilling and completion cost per foot. This metric was selected to continue to focus on capital efficiency which is dependent upon team performance, lateral lengths, effective planning and logistics among other factors. This metric is measured based on actual capital expenditures divided by actual lateral feet for wells turned to sales. In setting the performance levels (i.e. threshold, target and excellent) for drilling on completions cost per foot, the compensation committee considered publicly stated objectives of our peers along with historical internal cost efficiencies already achieved. The performance target was not achieved in 2022 due to the impact of cost inflation and incremental capital spending in 2022 added to secure resources for 2023.

Drilling Rate of Return

The fourth criterion the Compensation Committee selected for 2022 was drilling rate of return. This metric supports our focus on corporate returns and encourages efficiency of capital spending. This metric continues to encourage focus on well productivity relative to drilling costs. The drilling rate of return is measured based on actual capital expenditures and the year-end proved reserves estimates of drilling results. Commodity prices effective on the first day of the year are used in the calculation. The target is set based on our expectation of capital allocation and capital efficiency for the year and our prior year drilling results. The performance for 2022 remained among the best for our peer group, but target was not achieved in 2022 primarily due to the impact of cost inflation and incremental capital spending in 2022 added to secure resources for 2023.

Discretionary Measure

The last criterion the Compensation Committee selected for 2022 was a qualitative measure which includes elements of environmental, health and safety performance (“HSE”). Range continues to be committed to ensuring it provides a safe work place and instilling a culture of safety and environmental responsibility at every level of our organization. Priorities include elements of safety performance, emissions and water management and corporate citizenship. We focus on transparency around HSE and encourage reporting of all incidents involving our employees and contractors (including near misses) and we have used examples of incidents reported as a vehicle to educate our employees and contractors to improve our HSE practices. There are also quantitative measures evaluated such as reductions in emissions, number of spills, auto accidents, leak detection inspections and notices of violations. The performance target was achieved in 2022 by the committee’s review and analysis of several HSE results including:

•

doubled leak detection inspections;

•

strong water recycling ratio;

•

non-freshwater spill rate improved compared to 2021;

•

methane emissions component leak rate similar to 2021;

•

zero serious/severe injuries for contractors or employees in 2022;

•

50% reduction in Number of Workforce OSHA Recordable Injuries compared to 2021; and

•

50% reduction in Number of Workforce Days Away Restricted Treatment Injuries compared to 2021.

The last criterion also includes factors not otherwise captured in the previously described objective performance measures. Factors would include portfolio management, succession planning, talent development and other factors. These factors are deemed by the Compensation Committee to have been important in the years’ performance and may vary from year to year. The Committee follows no set performance targets relating to these factors. The performance target was achieved in 2022 by successfully continuing to further strengthen our financial foundation and successfully managing the impact of inflation.

In addition to selecting the performance criteria, the Compensation Committee determined, after consultation with NFP, the respective performance payout percentages for each of our NEOs. In determining these payout percentages, the Compensation Committee attempted to ensure that the payouts provided appropriate incentives to each of our senior executives. For 2022, the annual incentive payout percentage was a weighted average of the payout percentage for each category using the percentages set forth below in the table. When actual results achieved fall between the performance levels, the percentile performance used to determine the payout percentage is proportionately adjusted between the performance levels. For 2022, the Compensation Committee awarded bonuses partially based on the formulaically determined award as shown in the table below. The committee also considered the exceptional results reported for 2022 including record net income and record operating cash flow along with the impact inflation and higher commodity prices had on each criterion and determined to slightly increase the actual payout as shown below.

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	Threshold	Annual Cash Incentive Payout % of Salary
		Target	Excellent	Payout % Achieved(1)	Actual Payment % For 2022(2)
CEO	60%	120%	240%	96%	108%
CFO and COO	50%	100%	200%	80%	90%
Remaining Senior Vice Presidents	37.5%	75%	150%	60%	68%
(1) Reflects the payout percentage prior to any discretion applied by the Compensation Committee. (2) Reflects the payout percentage after discretion or other criteria the Committee deems appropriate.

The following table sets forth the total amount of cash paid to our NEOs for 2022 performance (paid in February 2023), for 2021 performance (paid in February 2022) and for 2020 performance (paid in March 2021).

	Annual Cash Incentive Earned
	2022	2021	2020
Jeffrey L. Ventura	$1,026,000	$1,665,000	$1,665,000
Mark S. Scucchi	$450,000	$712,500	$712,500
Dennis L. Degner	$450,000	$712,500	$712,500
David P. Poole	$310,500	$506,250	$506,250
Alan W. Farquharson	$263,250	$423,000	$423,000

Long-Term Equity Incentive Program

The following table sets forth the value of long-term incentives granted to our NEOs for the last three years.

	Long-Term Equity Incentive
	2023	2022	2021
Jeffrey L. Ventura(1)	$—	$5,800,000	$4,800,000
Mark S. Scucchi	$2,600,000	$2,300,000	$2,300,000
Dennis L. Degner(2)	$3,925,000	$2,300,000	$2,280,000
David P. Poole(1)	$—	$1,500,000	$1,500,000
Alan W. Farquharson	$900,000	$900,000	$900,000
(1)

Due to announced retirements, Mr. Ventura and Mr. Poole did not receive a 2023 Long-Term Equity grant.

(2)

Takes into consideration his appointment to President and Chief Executive Officer effective May 10, 2023.

The 2022 Long-Term Equity Incentive program consists of Performance-Based Restricted Stock Awards and Time-Based Restricted Stock Awards. We grant long-term equity-based compensation to substantially all of our employees to promote a company wide ownership and entrepreneurialism.

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•

Performance-Based TSR Stock Units (“TSR-PSUs”). The Committee believes that a performance unit program based on TSR relative to peer companies aligns pay and Company performance. The industry peers selected for each performance cycle generally match the industry peers comprising the prevailing Peer Group used for compensation benchmarking. TSR is determined using the average stock price of each company at the beginning of the performance period based on the average closing price in a 10 day period prior to and ending at the close of business on the date of grant and at the end of the performance period using the 10 day period prior to and ending on the 3 year anniversary date of the grant date. Reinvestment of dividends is assumed. If the TSR at the end of the performance period is negative, the payout percentage is capped at target regardless of ranking. The TSR-PSUs award is denominated in performance stock units (PSUs), each of which is equivalent to one share of common stock.

2022 TSR – PSUs. In February 2022, the Committee awarded certain NEOs performance units that will vest based on relative TSR for the three-year performance period ending February 2025. The value of each underlying unit tracks the price of a share of our common stock. The percentage of units earned ranges from 0% to 200% of the units granted with no payout for being below the 9th ranked company. Dividend equivalents, if any, accrue and are paid based on performance at the end of the performance period. Earned awards are paid in stock shortly after the completion of the performance period. A table illustrating the potential payouts based on relative and absolute TSR performance for the TSR-PSUs granted in 2022 is set forth below:

TSR Ranking	% of Target PSUs Earned(1)
1st ranked company	200%
Top 2-8 ranked company	between 75% and 183%
9th ranked company	50%
10th - 13th ranked company	0%
(1) If absolute TSR is negative over the performance period, the payout is capped at 100%, irrespective of ranking within the peer group.

2022 TSR-PSUs. The performance units granted in February 2022 have a performance end date of February 2025 with a target payout at the median performance compared to 13 peer companies (including the S&P 500 index).

2021 TSR-PSUs. The performance units granted in February 2021 have a performance end date of February 2024 with a target payout percentages at the median performance compared to 13 peer companies (including the S&P 500 index).

2020 TSR-PSUs. The performance units granted in February 2020 had a performance end date of February 2023 with a target payout percentages at the median performance compared to 16 peer companies. Our TSR resulted in a ranking of second, providing a payout of 186 percent of target.

2019 TSR-PSUs. The performance units granted in March 2019 had a performance end date of March 2022 with target payout percentages at the median performance compared to 13 peer companies. Our TSR resulted in a ranking of second, providing a payout of 183 percent of target, as shown below.

Performance – Based Internal Metrics. In 2021, the Committee set performance based on two internal measures – Debt/EBITDAX and Emissions Performance over the three-year performance period. Debt to EBITDAX is calculated as total long-term debt divided by EBITDAX, a non-GAAP measure. EBITDAX represents earnings before interest, taxes, depreciation and amortization and exploration expense, as approved by the Compensation Committee. In setting the performance targets, a mid-cycle price of $2.90 per mcfe was used. Emissions Performance considered our publicly announced intention to have net zero scope/greenhouse gas emissions on a CO2e/mmcfe basis by the end of 2025 using a linear reduction from 2019 actual of 0.35 resulting in a ratable decline to net zero in 2025. In 2022, the Committee replaced the internal measure of Debt/EBITDAX with net debt while also including Emissions Performance.

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2022 PSUs. The performance period began January 1, 2022 and ends December 31, 2024. The number of shares earned at the end of the three-year period will be determined as follows and based on performance established in 2022. For performance at the minimum level, shares will be forfeited. Performance is measured relative to the target determined by the Compensation Committee. The table below summarizes these grants in 2022:

Performance Metric	Net Debt(1)	Emissions Performance (EP)
Performance Period	3 years	3 years
Form of Payout	Stock	Stock
Performance basis	Net Debt(1)	Scope 1 and Scope 2 Intensity net of offsets on a CO2e/mmcfe basis
Minimum Payout	50%	0%
Performance Resulting in Minimum Payout	Net Debt of more than $1.75 billion	EP of more than 0.10
Target Payout	100%	100%
Performance Resulting in Target Payout	Net Debt of $1.5 billion	EP of 0.05
Maximum Payout	200%	200%
Performance Resulting in Maximum Payout	Net Debt of $1.25 billion	EP lower than 0.025
(1) Net debt is defined as total long-term debt less cash on hand.

2021 PSUs-Internal Metrics. The performance units granted in February 2021 have a performance end date of December 31, 2023.

2020 PSUs-PGPS/RGPS. The performance units granted in February 2020 had a performance end date of December 31, 2022. For these awards, the final payout was a combined 78%.

Time-Based Restricted Stock. The Committee awards restricted stock for diversification of the long-term incentive award mix, for consistent alignment between executives and stockholders and for retention purposes. Restricted stock awards are made according to the then applicable annual grant schedule and generally cliff vest at the end of three years. Prior to vesting, restricted stock recipients have the right to vote and receive dividends on the restricted shares.

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2023 COMPENSATION PROGRAM

The Compensation Committee engaged NFP to assist with the analysis of the actual delivery of compensation verses the performance of the Company. The following changes/decisions have been made for 2023:

•

Determined to increase certain NEO base salaries between 6% and 20%;

•

Changed Annual Cash Incentive metric from Drilling and Completion Cost per foot with Drilling and Completion Cost per unit of production (mcfe);

•

Our CEO, CFO and COO Long-Term Incentive grant mix was 40% Time-Based Restricted Stock and 60% Performance-Based Restricted Stock; all other NEOs' grant mix were 100% Time-Based Restricted Stock; and

•

Target Annual Cash Incentive Payouts were set at 120% for our CEO; 100% for our CFO and COO; 75% for our Senior Vice Presidents.

The 2023 performance criteria, weighting and target levels of achievement with respect to each of the 2023 criterion are shown in the table below.

Criterion	Weighting	Unit of Measurement	2023 Performance Levels
			Threshold	Target	Excellent
Cash Unit Cost	20%	$ per mcfe	$2.15	$2.05	$1.95
Return on average capital employed (ROACE)	15%	% Return	10%	15%	20%
Drilling and Completion Cost per unit of production	20%	$ per mcfe	$0.85	$0.75	$0.65
Drilling rate of return	20%	Percentage Return	20%	25%	35%
Discretionary(1)	25%	Various HSE and other	—	—	—
(1) This measure includes environmental, health and safety performance quantitative metrics.

The 2023 performance criteria, weighting and performance achievement levels were selected based on discussions with management and the independent compensation consultants. Cash unit costs was chosen for the fifth year in a row to focus on competitive corporate profitability. For 2023, the impact of higher commodity prices on certain cash unit costs may cause the target levels to be adjusted by the Compensation Committee using budget pricing levels. Return on average capital employed was added in 2021 to focus on operating profit relative to total debt and equity. The third criterion is drilling and completion costs per unit of production which was added in 2023 to continue to focus on capital efficiency, enhance returns and capture well productivity along with base decline. Drilling rate of return supports our continuing focus on stringent capital allocations based on project level returns sufficient to drive improving corporate returns. The final criterion is a discretionary measure that will be focused on quantitative HSE measures such as fresh water spills, number of notices of violation, vehicle incidents and methane emissions component leak rate.

The following table details Long Term Incentive grants for 2022 and 2023:

	Long-Term Incentive Grant in February 2022(1)	Long-Term Incentive Grant in March 2023
Jeffrey L. Ventura(2)	$5,800,000	$-
Mark S. Scucchi	$2,300,000	$2,600,000
Dennis L. Degner(3)	$2,300,000	$3,925,000
David P. Poole(2)	$1,500,000	$-
Alan W. Farquharson	$900,000	$900,000
(1)

Based on summary compensation table.

(2)

Due to announced retirements, Mr. Ventura and Mr. Poole did not receive Long-Term incentive grants in 2023.

(3)

On May 10, 2023, Mr. Degner's appointment as President and Chief Executive Officer becomes effective.

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The table below illustrates the potential payouts based on relative and absolute TSR performance for the TSR-PSUs granted in March 2023:

	Range’s Rank Among Peer Companies	Percentage of TSR-PSUs Earned
Maximum	1	200.0%
	2	183.3%
	3	166.7%
	4	150.0%
	5	133.3%
	6	116.7%
Target	7	100.0%
	8	75.0%
	9	50.0%
	10	0.0%
	11	0.0%
	12	0.0%
Minimum	13	0.0%

The table below illustrates potential payouts for Performance-Based Net Debt and Emissions Performance for grants in March 2023:

Performance Metric	Net Debt(1)	Emissions Performance (EP)(2)
Performance Period	3 years	3 years
Form of Payout	Stock	Stock
Performance basis	Net debt	Scope 1 and Scope 2 Emission Intensity net of offsets on a CO2e/mmcfe basis
Minimum Payout	50%	0%
Performance Resulting in Minimum Payout	Net debt of more than $1.5 billion	EP of more than 0.05
Target Payout	100%	100%
Performance Resulting in Target Payout	Net debt of $1.25 billion	EP of 0.025
Maximum Payout	200%	200%
Performance Resulting in Maximum Payout	Net debt of $1.0 billion	EP lower than 0.00
(1) Net debt is defined as total long-term debt less cash on hand. (2) Emission intensity calculations based on guidelines in effect January 2023.

Other Compensation

Deferred Compensation Plan

Members of management and our directors are entitled to participate in our deferred compensation plan. This deferred compensation plan is described in greater detail in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plan.” Employee participants may defer a dollar amount or percentage amount of their base salary and/or annual bonus. Non-employee directors may defer a dollar amount or percentage of their annual fees and/or their annual equity award. Currently, we match the voluntary deferrals of the employee participants, up to 10% of their base salary. Employee participants can elect to have the match paid in cash or stock (the “Match Award”). The Compensation Committee considers the matching contributions, whether paid in cash or by stock, as additional cash compensation in calculating the total compensation for each NEO. We understand that the matching component is not common among the Peer Group. However, the matching component is a significant component to our compensation practices because we do not provide any pension benefits other than the 401(k) Plan. In fourth quarter 2017, we implemented a post-retirement benefit plan to assist in providing health care to officers who are active employees and have met certain age and service requirements up until the time they are eligible for Medicare. See “Other Benefits” below for additional information.

In addition, when our NEOs receive Time-Based Restricted Stock Awards as described above, we contribute the awards to the deferred compensation plan on our NEOs behalf, and such contributions constitute unvested discretionary contributions. The investment tracking options are described in greater detail in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plans”. Performance Units, when awarded, are not placed into the deferred compensation plan. Beginning in 2023, these Time-Based Restricted Stock Awards will no longer be placed into the deferred compensation plan.

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401(k) Plan

The Company sponsors a 401(k) Plan which is a tax-qualified retirement savings plan pursuant to which all of our full-time and part-time employees are eligible to contribute the lesser of up to 75% of their annual salary or the limit prescribed by law to the 401(k) Plan on a before-tax basis. In addition, participants age 50 or over may contribute additional before-tax amounts up to the annual catch-up contribution limit determined by the IRS and any participant may contribute rollover amounts from certain other qualified plans. Participants may also receive matching contributions, payable in cash, in an amount equal to 100% of their before-tax contributions to the 401(k) Plan up to a maximum matching contribution of 6% of their base salaries and cash bonus. The Company adopted an auto-enrollment process for new employees which results in the employees participating in the 401(k) plan unless they determine not to participate.

Participants are 100% vested in all contributions to the 401(k) Plan. In addition to the other investment options available under the 401(k) Plan, participants may invest all or a portion of their 401(k) Plan account in our common stock. The 401(k) Plan investment options for 2022 are listed in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plan.”

Other Benefits

We provide certain other limited personal benefits that the Compensation Committee has determined are reasonable and consistent with our overall compensation philosophy. The Compensation Committee believes that these benefits are consistent with those provided to executive officers of our Peer Group companies, are an important retention factor and are in accordance with general compensation practices in our industry. Moreover, the Compensation Committee considers the cost and value of any such benefits as additional cash compensation when calculating the total cash compensation for purposes of determining the performance adjusted amount of long-term equity incentive compensation to award to our NEOs. We offer medical, dental, vision and life insurance and disability benefits to all eligible employees. We also provide our NEOs with the following benefits: (i) supplemental disability plans and (ii) reimbursement for approved spousal travel expenses related to Company business. We only provide club membership dues reimbursement and reimbursement of certain expenses to certain of our executives to the extent such membership dues and expenses are related to the conduct of our business. The Compensation Committee believes these particular benefits help our executives to network and foster relationships in the oil and gas industry and community that are valuable and important to our Company. Any executive must reimburse us for any personal club use or use by a family member.

Effective fourth quarter 2017 to facilitate an orderly management succession process, we implemented a post-retirement benefit plan to assist in providing health care to officers who are active employees (including their spouses) and have met certain age and service requirements. These benefits are not funded in advance and are provided up to age 65 or on the date they become eligible for Medicare, subject to various cost-sharing features. In combination with the implementation of this succession plan enhancement, certain officers that qualify for the post-retirement benefit plan are fully vested in all equity grants after one year of service following the grant date. Beginning January 1, 2023 officers will qualify for this benefit based on age of 55 plus 10 years of service or age of 65 plus 5 years of service.

Change in Control Arrangements

There are no employment agreements currently in effect between us and any employee. None of our employees are covered under any general severance plan. In the event an executive terminates employment, any severance benefits payable would be determined by the Compensation Committee at its discretion, unless such termination occurred following a change in control, in which case severance may be payable pursuant to the Range Resources Corporation Amended and Restated Executive Change in Control Severance Benefit Plan (the “Management CIC Plan”).

The Management CIC Plan was adopted in March 2005. Pursuant to the Management CIC Plan, all our corporate officers and certain other employees selected by the Compensation Committee (the “Management Group”) may be entitled to receive certain payments and benefits if there is a “Change in Control” of the Company and a member of the Management Group is terminated other than for “Cause” or resigns for “Good Reason” within the “Protection Period.” The terms Change in Control, Cause, Good Reason, and Protection Period, as used in the Management CIC Plan, are defined in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control.” If a member of the Management Group is terminated without Cause or resigns for Good Reason within the Protection Period, that participant will receive:

•

a lump sum payment equal to (i) the participant’s “benefit multiple” multiplied by (ii) the sum of (A) the average of the bonuses paid or awarded to the participant for the three prior fiscal years or the individual’s current year target bonus, whichever is higher, plus (B) the participant’s base salary; and

•

for a period of years equal to the participant’s “benefit multiple,” continued participation in any medical, dental, life, disability, and any other insurance arrangement for the participant (and, if applicable, the participant’s spouse and eligible children) in which such person(s) were participating immediately prior to (i) the date of the participant’s termination as determined under the Management CIC Plan, or, if greater, (ii) the occurrence of the Change in Control.

The “benefit multiples” applicable to the NEOs in 2022 were as follows: Mr. Ventura – three; Mr. Scucchi – three; Mr. Degner – three, Mr. Poole – three and Mr. Farquharson - three. In addition, any non-vested equity based compensation awards held by each participant vest upon the occurrence of a Change in Control. A more detailed description of these provisions is provided in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control.”

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COMPENSATION POLICIES AND PRACTICES

Risk Assessment of Compensation Policies and Practices

Although the majority of the executive compensation program pay is performance-based, the Compensation Committee believes the program does not encourage unnecessary or excessive risk-taking. The Compensation Committee believes that any potential risk of the executive compensation program influencing behavior that could be inconsistent with the overall interests of Range and its stockholders is mitigated by several factors, including:

•

Program elements use both annual and longer-term performance periods;

•

Use of a transparent, external performance metric, TSR, for a large portion of the long-term incentive program opportunity for the CEO, CFO and COO;

•

Relative nature of the TSR performance measure, which minimizes the impact that volatile commodity prices have on Range’s TSR award;

•

Forfeiture and recoupment provisions for awards in the event of violations of Range’s Code of Business Conduct;

•

Payouts of long-term incentive awards that are 100% in stock rather than cash; and

•

Meaningful stock ownership guidelines for executives that encourage a long-term perspective.

Impact of Prior Equity Awards on Current Awards – No Repricing or Cash Buyouts

Each year, the Compensation Committee grants long-term equity incentive awards based on the prior year’s relative performance of the Company to the Peer Group and generally applies a three-year cliff vesting to such awards for retention purposes. Because the equity grants are determined annually based on the Company’s actual performance for the year for which the compensation is being paid, the Compensation Committee does not feel it is appropriate to consider past awards and adjust compensation (including long-term equity awards). Likewise, the Committee has a practice that it does not compensate employees with additional amounts of pay if the value of prior grants of long-term equity awards is lower than valued at the time of the grant, thus the Committee does not re-price equity awards or pay cash buy outs for equity awards that are not “in the money.” In this way, the Committee believes that the actual performance of the Company directly affects the employee’s compensation actually received from the equity award. The Committee’s philosophy in this regard is the same with the use of Performance Units, including the fact that such awards are intentionally designed such that the payout varies between 0% to 200% of the number of shares initially awarded.

Tax Deductibility of Compensation

The Tax Cuts and Jobs Act of 2017 that was signed into law in December 2017, expands the definition of what types of compensation are subject to the $1,000,000 limitation under Section 162(m) to include performance-based compensation and includes the CFO as a covered employee. In addition, the new rule expands the definition of a “covered employee” to include any individuals who have previously been a covered employee for any years after December 31, 2016. Thus, once an individual is identified as one of the top 5 covered employees, the $1,000,000 deduction limitation applies to compensation paid to that individual, even after the individual no longer holds that position or has separated from service.

Financial Restatement/Clawback Policy

The Board of Directors’ policy is that the Compensation Committee, to the extent permitted by governing law, retains the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to our executives where the payment of such amounts was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, we will seek to recover (or “clawback”) any amount determined to have been inappropriately received by an individual.

Grant Timing

The Compensation Committee does not time, nor has the Compensation Committee in the past timed, equity grants in coordination with the release of material non-public information. Instead, we grant equity at the time or times dictated by our normal compensation process as developed by the Compensation Committee.

None of our employees have attempted to time long-term equity incentive award grants by making grant recommendations to the Compensation Committee. Certain executives are authorized to make requests to the Compensation Committee regarding awards for new personnel as part of the hiring process, to existing employees who are promoted or where market conditions could reduce our ability to retain key employees. However, these are market driven occurrences and not timing issues, and such executives only provide recommendations that may or may not be approved by the Compensation Committee.

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Stock Ownership Requirements for Executive Officers

Each officer listed below is expected to own a number of our shares with a value that is a multiple of the officer’s current base salary:

Position	Multiple
Chief Executive Officer	5.0 x base salary
Executive Vice President	4.0 x base salary
Senior Vice President	3.0 x base salary

Unless the officer has achieved the required level of share ownership, the officer is required to retain an amount equal to 50% of the net shares received as a result of any equity awards granted to the officer by the Company until he or she is in compliance with the stock ownership policy. An officer must continue to retain shares in the amount required for as long as the officer is subject to the policy. As of the date of this proxy statement, all of the senior officers satisfy the ownership requirement. The requirement to retain 50% was established to allow limited sales as necessary to satisfy tax withholding obligations.

Trading in the Company’s Stock Derivatives and Pledging Limitation

It is our policy that directors and all officers, including our NEOs, may not purchase or sell options on our common stock, nor engage in short sales with respect to our common stock. Trading by officers and directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our common stock is also prohibited.

Pledging of Company equity to secure any new credit is prohibited. As of the date of this proxy statement, no NEOs or directors have any pledged Company equity.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Respectively submitted by the Compensation Committee of the Board of Directors.

Steve D. Gray, Chair
James M. Funk
Greg G. Maxwell

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EXECUTIVE COMPENSATION TABLES

■

Summary Compensation Table

The following table summarizes total compensation for each NEO for the years shown:

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
(a)	(b)	(c)	(e)	(g)	(i)	(j)
Jeffrey L. Ventura President & CEO	2022	$948,007	$5,799,964	$1,026,000	$156,901	$7,930,872
	2021	$925,000	$4,799,996	$1,665,000	$152,958	$7,542,954
	2020	$960,577	$3,922,995	$1,665,000	$156,216	$6,704,788
Mark S. Scucchi EVP & CFO	2022	$498,077	$2,299,965	$450,000	$79,593	$3,327,635
	2021	$475,000	$2,299,992	$712,500	$76,328	$3,563,820
	2020	$488,654	$2,051,999	$712,500	$75,319	$3,328,472
Dennis L. Degner EVP & COO	2022	$498,077	$2,299,965	$450,000	$82,019	$3,330,061
	2021	$475,000	$2,279,984	$712,500	$78,738	$3,546,222
	2020	$488,654	$2,279,996	$712,500	$77,016	$3,558,166
David P. Poole SVP	2022	$459,231	$1,500,009	$310,500	$82,693	$2,352,433
	2021	$450,000	$1,500,001	$506,250	$80,970	$2,537,221
	2020	$463,269	$1,368,000	$506,250	$79,861	$2,417,380
Alan W. Farquharson SVP	2022	$388,923	$900,001	$263,250	$71,181	$1,623,355
	2021	$376,000	$900,002	$423,000	$68,855	$1,767,857
	2020	$390,462	$835,999	$423,000	$69,465	$1,718,926
(1)

For 2020, salary payments include cash payments for 27 weeks versus 26 weeks in 2021 and 2022.

(2)

This column reflects the aggregate fair values calculated in accordance with generally accepted accounting principles in the United States regarding stock compensation, without taking into account estimated forfeitures and does not reflect the actual value that may be recognized by each NEO. In 2020, restricted stock generally will vest according to the following schedule: 30% after year one, 60% after year two and 100% after year three. Starting with restricted stock grants in 2021, vesting is at the end of three years. Performance restricted stock generally will vest three years after the date of grant upon our achievement of certain criteria including total stockholder return relative to a pre-determined peer group and certain internally developed performance metrics. Performance restricted stock is valued assuming a target number of shares would be issued. If our achievement of the defined criteria resulted in 200% of the award being paid, the grant date fair value for 2022 would have been as follows: Mr. Ventura ($9,279,930); Mr. Scucchi ($3,679,936); Mr. Degner ($3,679,936); Mr. Poole ($1,500,009) and Mr. Farquharson ($900,001). See grants of Plan-Based Awards table for more information. As of the fourth quarter 2022, Mr. Scucchi and Mr. Degner do not qualify for our post-retirement health care benefit plan.

(3)

The amounts shown as “Non-Equity Incentive Plan Compensation” are equal to the cash incentive awards granted by the Compensation Committee for each of our NEOs performance for the applicable calendar year. While these awards are based on performance criteria established by the Compensation Committee, the actual amounts awarded are not determined until early in the year following the calendar year being evaluated. These amounts were accrued during the calendar year being evaluated on an estimated basis and then adjusted to reflect the actual amounts awarded. The cash incentive awards were determined and paid in accordance with our Amended and Restated 2019 Equity-Based Compensation Plan.

(4) The following table describes each component of the “All Other Compensation” column for 2022 in the Summary Compensation Table above.
	Active Deferred Compensation Plan Match	401(k) Plan Match	Executive Disability Premium	Total
Jeffrey L. Ventura	$94,807	$18,300	$43,794	$156,901
Mark S. Scucchi	$49,808	$18,300	$11,485	$79,593
Dennis L. Degner	$49,808	$18,300	$13,911	$82,019
David P. Poole	$45,916	$18,300	$18,477	$82,693
Alan W. Farquharson	$38,885	$18,300	$13,996	$71,181

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■

Pay Versus Performance

As discussed in the CD&A, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs realized compensation to the achievement of our financial, operational and strategic objectives and to align our executive pay with changes in the value of our stockholders investments. We have identified Net Debt as our Company-Selected Measure that represents, in our view, the most important financial measure used to link Compensation Actually Paid ("CAP") to our performance in 2022. We believe our debt levels are important to our stockholders and our ability to reduce those debt levels is through generating higher cash flows and our focus on efficient operations. The following sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations for the fiscal years 2022, 2021, 2020:

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)(4)	Average Summary Compensation Table for Remaining NEOs(3)	Average Compensation Actually Paid to Remaining NEOs(2)(4)	Value of Fixed $100 Investment Based on:		Stated in millions
					Total Stockholder Return	Peer Group Total Stockholder Return(5)	Net Income (Loss)(6)	Net Debt(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$ 7,930,872	$ 20,623,893	$ 2,658,371	$ 7,195,488	$ 518	$ 229	$ 1,183	$1,869
2021	$ 7,542,954	$ 29,861,807	$ 2,853,780	$ 10,803,072	$ 368	$ 159	$ 412	$2,736
2020	$ 6,704,788	$ 12,846,337	$ 2,755,736	$ 5,106,097	$ 138	$ 86	$ (712)	$3,115
(1)

The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Ventura in the Summary Compensation Table ("SCT") as reflected on page 51.

(2)

The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation paid to our CEO (or other NEOs) during the applicable year, but include (i) the year-end value of equity awards granted during the reported year and (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited or through the end of the reported fiscal year.

(3)

Reflects compensation for our remaining NEOs, other than our CEO.

(4)

Time-vested restricted stock grant fair values are calculated using the stock price as of the date of grant. Adjustments have been made using the stock price as of the applicable year end and as of each date of vesting. TSR-PSUs fair values are calculated using a Monte Carlo simulation model as of the applicable year-end date or as of each date of vesting. Performance-Based Internal metrics fair value is calculated using the stock price as of the applicable year end multiplied by the probability of acheivement as of each such date.

(5)

Reflects cumulative total stockholder return for our Peer Group as described on page 38 of this proxy and assumes an initial investment of $100 on December 31, 2019.

(6)

Reflects net income (loss) in the Company's Consolidated Statements of Operations included in the Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.

(7)

Net debt is defined as total debt less cash on hand.

Column (c). To calculate the amounts in “Compensation Actually Paid to CEO” or “CAP” column in the table above, the following amounts were deducted from or added to (as applicable) to our CEO’s total compensation as reported in the Summary Compensation Table (SCT):

	SCT for CEO	Reported Value of Equity Awards for CEO(1)	Equity Award Adjustments for CEO(2)	Compensation Actually Paid to CEO
2022	$7,930,872	$(5,799,964)	$18,492,985	$20,623,893
2021	$7,542,954	$(4,799,996)	$27,118,849	$29,861,807
2020	$6,704,788	$(3,922,995)	$10,064,544	$12,846,337
(1)

Represents the grant date fair value of equity awards granted to our CEO as reported in the “Stock Awards” column in the SCT for each year.

(2)

Represents the year-over-year change in the fair value of equity awards to our CEO.

Fair Value of Equity Awards for CEO	2022	2021	2020
As of year-end for awards granted during the year	$6,899,722	$9,397,492	$8,992,765
Year-over-year increase of unvested awards granted in prior years	7,014,919	15,001,036	1,189,549
Increase (decrease) from prior year-end for awards that vested during the year	4,578,344	2,720,321	(117,770)
TOTAL EQUITY AWARD ADJUSTMENTS FOR CEO	$18,492,985	$27,118,849	$10,064,544

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Column (e). To calculate the amounts in “Average Compensation Actually Paid to Remaining NEOs” column in the table above, the following amounts were deducted from or added to (as applicable) to our remaining NEOs total compensation as reported in the SCT:

	Average SCT for Remaining NEOs	Average Reported Value of Equity Awards for Remaining NEOs	Average Equity Award Adjustments for Remaining NEOs	Average Compensation Actually Paid to Remaining NEOs
2022	$ 2,658,371	$ (1,749,985)	$ 6,287,102	$ 7,195,488
2021	$ 2,853,780	$ (1,744,995)	$ 9,694,287	$ 10,803,072
2020	$ 2,755,736	$ (1,633,999)	$ 3,984,360	$ 5,106,097

Average Fair Value of Equity Awards for Remaining NEOs	2022	2021	2020
As of year-end for awards granted during the year	$2,132,512	$3,394,488	$3,725,287
Year-over-year increase of unvested awards granted in prior years	2,833,707	5,432,421	292,015
Increase (decrease) from prior year-end for awards that vested during the year	1,320,883	867,378	(32,942)
TOTAL EQUITY AWARD ADJUSTMENTS FOR REMAINING NEOS	$6,287,102	$9,694,287	$3,984,360

■

Pay-For-Performance Alignment

The following table identifies the five most important financial and non-financial measures used by our Compensation Committee to link the "Compensation Actually Paid" to our CEO and other NEOs in 2022. The role of each of these performance measures is more fully discussed in the CD&A starting on page 31 of this proxy statement.

Cash Unit Costs
Return on Average Capital Employed
Drilling and Completion Costs per foot
Drilling Rate of Return
Net Debt
Emissions Performance

The charts below reflect that the CAP over the three-year period ended December 31, 2022 aligns to the trend in our TSR, net income (loss) and net debt results over the same period. CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price acheivements and projected and actual achievement of performance goals.

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CAP Versus Total Stockholder Return

Over the three year period from 2020 to 2022, our TSR was trending in a similar manner as the TSR for our peer group but for all years, our TSR outpaced that of our peers.

CAP Versus Net Income (Loss)

SEC rules require net income be presented as a performance measure in the Pay versus Performance table above. As the table illustrates, changes in CAP for our CEO and remaining NEOs are not necessarily aligned with performance on net income as a financial performance measure. We believe this result is due, in part, to the impact changes in the fair value of derivative instruments prior to settlement on our reported net income for a particular period. The year ended December 31, 2020 also includes the impact of the sale of our North Louisiana properties. Net income is not a metric in our Annual Cash Incentive or our Long-Term Incentive plans so it is not directly correlated to CAP.

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CAP Versus Net Debt

We continue to focus on generating cash flow through controlling costs and operational efficiencies. Net debt, as shown on the table above, has declined $1.2 billion since December 31, 2020. This significant improvement contributed to the increase in CAP over the three year period. CAP for 2021 and 2022 was impacted by the significant increase in our stock price in both years.

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■

CEO Pay Ratio of 46 to 1

Pursuant to Item 402(u) of Regulation S-K, we have prepared a comparison of the annual total compensation of Mr. Ventura, our Chief Executive Officer and President, for fiscal year 2022 to the median of annual total compensation of all other Company employees for the same period.

We identified the median employee for this review by examining the 2022 annual total compensation for all employees, excluding our Chief Executive Officer, who were employed by us on December 31, 2022 because it allowed us to make the identification in a reasonably efficient manner. We included all employees, whether employed on a full-time, part-time, or seasonal basis. For this purpose and using reasonable estimates, the calculation of annual total compensation of all employees, excluding our Chief Executive Officer, was determined by using the wages and compensation similar to the salary components used to determine Mr. Ventura’s total compensation. We chose this method because it is readily available in our existing payroll system, it is determined on a consistent basis for each employee, and because we believe it is a reasonable proxy for total compensation for purposes of determining the median employee. We annualized the compensation for any employee that was not employed by us for all of 2022. For the total annual compensation of our Chief Executive Officer, we used the “Total Compensation” shown for Mr. Ventura in the “Summary Compensation Table” on page 51 of this Proxy Statement.

Following our review, we have determined that for 2022:

•

the median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $172,000;

•

the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table above was $7.9 million; and

•

as a result, we estimate Mr. Ventura’s 2022 annual total compensation was approximately 46 times that of our median employee.

The above determination is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their comparison to the ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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■  Grants of Plan-Based Awards in 2022

The table below shows the plan-based awards granted by the Compensation Committee to the NEOs in 2022. The awards are abbreviated in the table as follows: (i) Annual Cash Incentive Award (ACI); (ii) Matching Award (MA); (iii) Time-Based Restricted Stock (RS); and (iv) Performance-Based Awards (PBA).

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)
Jeffrey L. Ventura
ACI		$570,000	$1,140,000	$2,280,000
MA	02/01/22							—	(3)	94,807
RS	02/01/22							113,837	(5)	$2,319,998
PBA	02/01/22				—	147,743	295,486			$3,479,966
Mark S. Scucchi
ACI		$250,000	$500,000	$1,000,000
MA	03/25/22							—	(3)	$11,346
MA	06/22/22							—	(3)	$11,538
MA	09/23/22							—	(3)	$13,462
MA	12/30/22							—	(3)	$13,462
RS	02/01/22							45,142	(5)	$919,994
PBA	02/01/22				—	58,587	117,174			$1,379,971
Dennis L. Degner
ACI		$250,000	$500,000	$1,000,000
MA	03/25/22							—	(3)	$11,346
MA	06/22/22							—	(3)	$11,538
MA	09/23/22							—	(3)	$13,462
MA	12/30/22							—	(3)	$13,462
RS	02/01/22							45,142	(5)	$919,994
PBA	02/01/22				—	58,587	117,174			$1,379,971
David P. Poole
ACI		$172,500	$345,000	$690,000
MA	02/01/22							2,253	(3)	$45,916
RS	02/01/22				—	—	—	73,602	(5)	$1,500,009
Alan W. Farquharson
ACI		$146,250	$292,500	$585,000
MA	02/01/22							1,908	(3)	$38,885
RS	02/01/22				—	—	—	44,161	(5)	$900,001
(1)

The Threshold, Target and Maximum dollar amounts for the ACI are shown in columns (c), (d) and (e), respectively, for 2022. The actual Annual Incentive Awards paid under our equity plan and applicable to the 2022 performance period were determined by the Compensation Committee in February 2023. These awards are disclosed as “Non-Equity Incentive Plan Compensation” in column (g) of the Summary Compensation Table for 2022 compensation. The estimated payout amounts reflected in the Grants of Plan-Based Awards Table reflect the amounts that could be paid under the Compensation Committee approved payout ranges for 2022 performance, subject to any changes in salaries of our NEOs. For a detailed description of the performance criteria associated with the Annual Cash Incentives please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis — Elements of Executive Compensation.”

(2)

Performance Units will be paid on 02/01/25 if specified performance goals are met. For a detailed description of our performance shares please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis-Elements of Executive Compensation”.

(3)

These awards are cash or shares of our common stock granted as Matching Awards. The dollar value of Matching Awards granted to each of our NEOs is included in the Summary Compensation Table under column (i) as “All Other Compensation.” When stock awards were granted in February 2022, the closing price of our common stock was $20.38. For a detailed description of matching contributions to our Deferred Compensation Plan (which may be paid in cash or stock, at the election of our participating employees) see the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plan.” Mr. Ventura, Mr. Scucchi and Mr. Degner chose cash for their matching awards in 2022.

(4)

The grant date fair value are determined in accordance with current accounting guidance. The Time-Based Restricted Stock Awards set forth in the Grants of Plan-Based Awards Table are valued at the closing price of our common stock on the date such awards were approved by the Compensation Committee. PBAs where the performance condition is based on market conditions are valued using a Monte Carlo simulation and assumes a target payout. The Monte Carlo model utilizes multiple input variables that determine the probability of satisfying the market condition stipulated in the award. PBAs where the performance condition is based on internal performance metrics is based on the market value of our common stock on the date of grant and assumes a target payout.

(5)

When RS Awards were granted on February 1, 2022, the closing price of our common stock was $20.38. For a detailed description of RS Awards granted on February 1, 2022 see the section of this Proxy Statement entitled “Compensation Discussion and Analysis – Elements of Executive Compensation.”

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During 2022, the Compensation Committee granted the following Time-Based Restricted Stock Awards and Performance-Based Restricted Stock Awards to our NEOs:

	Time-Based Restricted Stock Awards				Performance-Based Restricted Stock
	Date	Fair Value per Share	Shares Granted	Grant Date Fair Value	Date	Grant Price	Fair Value per Share	Shares Granted	Grant Date Fair Value
Jeffrey L. Ventura	02/01/22	$20.38	113,837	$2,319,998	02/01/22	$20.38	$27.90	147,743	$3,479,966
Mark S. Scucchi	02/01/22	$20.38	45,142	$919,994	02/01/22	$20.38	$27.90	58,587	$1,379,971
Dennis L. Degner	02/01/22	$20.38	45,142	$919,994	02/01/22	$20.38	$27.90	58,587	$1,379,971
David P. Poole	02/01/22	$20.38	73,602	$1,500,009
Alan W. Farquharson	02/01/22	$20.38	44,161	$900,001

■  Outstanding Equity Awards at 2022 Fiscal Year-End

The table below reflects each of our NEOs unvested equity grants or long-term equity grants where the performance condition has not been met as of December 31, 2022 on an individual award basis. The market values of “Stock Awards” in column (h) and (j) were determined using the closing price of $25.02 of our common stock on December 31, 2022. Columns (b), (c), (d), (e), and (f) have been deleted from the SEC-prescribed table format because we did not have any such awards outstanding as of December 31, 2022.

Name	Stock Awards(2)
	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock that Have Not Vested $(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested #(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested $(2)
(a)	(g)		(h)	(i)	(j)
Jeffrey L. Ventura	113,837	(A)(3)	$2,848,202	561,209	$14,041,449
				269,639	6,746,368
				147,743	3,696,530
TOTAL	113,837		$2,848,202	978,591	$24,484,347
Mark S. Scucchi	108,716	(A)(4)	$2,720,074	329,186	$8,236,234
	99,138	(A)(5)	2,480,433	129,201	3,232,609
	45,142	(A)(6)	1,129,453	58,587	1,465,847
TOTAL	252,996		$6,329,960	516,974	$12,934,690
Dennis L. Degner	120,795	(A)(4)	$3,022,291	365,763	$9,151,390
	98,276	(A)(5)	2,458,865	128,078	3,204,512
	45,142	(A)(6)	1,129,453	58,587	1,465,847
TOTAL	264,213		$6,610,609	552,428	$13,821,749
David P. Poole	73,602	(A)(3)	$1,841,522	-	-
	2,253	(M)	56,370	-	-
TOTAL	75,855		$1,897,892	-	-
Alan W. Farquharson	44,161	(A)(3)	$1,104,908	-	-
	1,908	(M)	47,738	-	-
TOTAL	46,069		$1,152,646	-	-
(1)

Annual Stock Awards (designated as “A” in the table), vesting is at the end of three years. We made one grant of Annual Stock to each Named Executive Officer in 2020, 2021 and 2022. Annual Stock Awards are listed in chronological order as granted. The treatment of these awards upon a change in control and certain employment termination events is described below under “Potential Payments Upon Termination and Change in Control.” Matching Stock Awards (designed as "M" in the table) vests February 1, 2023 based on their retirement eligible status. Mr. Ventura, Mr. Poole and Mr. Farquharson are retirement eligible and have a one year vesting.

(2)

Performance-based restricted stock that will be issued subject to the achievement of certain levels of total shareholder return or internal performance metrics. The amounts shown assume a target payout and are listed in chronological order as granted in 2020, 2021 and 2022.

(3)

Annual Stock Award vested on February 1, 2023 based on their retirement eligible status.

(4)

Vested on February 4, 2023.

(5)

100% of Annual Stock Awards vests on February 2, 2024.

(6)

100% of Annual Stock Awards vests on February 1, 2025.

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As of December 31, 2022, the Time-Based Restricted Stock granted to certain of our NEOs in 2022 has a one year vesting requirement because the NEO qualified, based on age and years of service, for our post-retirement benefit plan which was intended to improve our management succession plan. Performance-Based Restricted Stock grants continue to be reported in the Outstanding Equity Awards table above because the performance condition has not been satisfied. However, if an NEO is terminated involuntarily for cause, the Time-Based Restricted Stock would be forfeited by him.

■  Option Exercises and Stock Vested in 2022

The following table reflects information about the value realized by the NEOs on option award exercises and restricted stock vesting during 2022.

Name	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(b)	(c)	(d)	(e)
Jeffrey L. Ventura	—	$—	681,744	$16,510,892
Mark S. Scucchi	—	$—	297,324	$7,217,152
Dennis L. Degner	—	$—	195,562	$4,562,943
David P. Poole	—	$—	261,565	$5,971,161
Alan W. Farquharson	—	$—	157,637	$3,600,537
(1)

There were no option awards exercised in 2022.

(2)

The “Stock Awards” included in the vesting amounts shown in this table for Mr. Scucchi and Mr. Degner represent Time-Based Restricted Stock Awards granted during 2019 and 2020, Matching Awards for 2020 (for Mr. Degner) and Performance-Based Restricted Stock granted during 2019. Mr. Ventura’s, Mr. Poole’s and Mr. Farquharson’s vesting amounts represent Time-Based Restricted Stock awards granted during 2021, Matching Awards for 2022 which vested at the end of 2022 and Performance-Based Restricted Stock granted in 2019. Because the Summary Compensation Table reflects the entire value of the “Stock Awards” instead of over the period of time when such awards vest, a significant portion of the dollar amounts shown as realized on vesting is duplicative of the amounts that are shown in the Summary Compensation Table for different periods of time. The value realized upon vesting that is reported above was calculated by multiplying the number of shares that vested during 2022 by the closing price of our common stock on the applicable vesting date.

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■  Non-Qualified Deferred Compensation Plan

Generally, our NEOs elect at the time they make their compensation deferrals into the deferred compensation plan whether to receive our matching contribution under such plan in cash or in the form of our common stock. Matching contributions up to 10% of our NEOs base salary paid during the calendar year generally vest at the end of the third-year from when the match is awarded. Separate deferral elections may be made with respect to our NEOs bonus and salary. To the extent that our NEOs elected to receive a Matching Award, vesting of the Matching Award for 2020 through 2022 is reflected as to each respective NEO in the “Options Exercised and Stock Vested” table above. If our NEO qualifies for our post-retirement benefit plan, their Matching Award is vested at the end of the year granted. Starting in 2022, if our NEO qualifies for our post-retirement benefit plan, the Matching Award vests at the end of one year.

All such Time-Based Restricted Stock and Matching Awards are automatically contributed as discretionary contributions to our Deferred Compensation Plan. Therefore, upon the vesting of any such awards, any appreciation or depreciation in value that would otherwise be realized is deferred under the terms of the Deferred Compensation Plan and will be distributed pursuant to the terms of the Deferred Compensation Plan as described below.

The Compensation Committee may elect to make discretionary contributions to our Deferred Compensation Plan on behalf of our NEOs. These contributions may be made in the form of the matching contributions described above. Any such discretionary contributions generally will be subject to vesting and any other terms specified by the Compensation Committee. Beginning in 2021, vesting will occur at the end of the third year from when the match was awarded. In addition, our NEOs will become fully vested in the matching contributions upon death or disability (as defined in the Deferred Compensation Plan). Our NEOs will forfeit all discretionary or matching contributions, irrespective of the attainment of age 65, disability or death, if their employment with the Company terminates for gross misconduct or if they engage in unlawful business competition with the Company. As of December 31, 2022, all of our NEOs except Mr. Scucchi and Mr. Degner have a one year vesting requirement.

Amounts contributed to the deferred compensation plan and earnings thereon are contributed to a rabbi trust, which is a grantor trust the assets of which may only be used to pay benefits under the deferred compensation plan or to satisfy the claims of our creditors in the event of our insolvency. Thus, we have set aside the assets to fund the benefits payable under the deferred compensation plan. Our NEOs are entitled to direct the benchmark for returns on their deferred compensation generally in similar investment funds as are offered under our 401(k) Plan. However, Time-Based Restricted Stock Awards and Matching Awards may not be transferred out of our common stock until vesting of such awards.

Benefits under the Deferred Compensation Plan will be paid at the time and form as previously specified by our NEOs in accordance with the requirements of Section 409A of the Code. Such amounts may be paid in the form of a single lump sum payment or annual installments over a period of up to 10 years. Time-Based Restricted Stock Awards and Matching Awards contributed to the Deferred Compensation Plan may be paid in shares of our common stock, with fractional shares in cash at the discretion of the Compensation Committee. Each of our NEOs may change the time and/or form of payment, by making an election with the plan administrator at least one year before the date his/her Deferred Compensation Plan accounts would be paid in accordance with the requirements of Section 409A of the Code. Any such subsequent deferral election must delay our NEOs’ benefit commencement date by at least five years. In addition, the Deferred Compensation Plan permits our NEOs to obtain an earlier distribution in the event of “Hardship,” as defined under the Deferred Compensation Plan.

Beginning in 2023, Time-Based restricted stock grants will not be contributed to the deferred compensation plan.

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NON-QUALIFIED DEFERRED COMPENSATION

Name	Registrant Contributions in Last FY(1)		Aggregate Earnings in Last FY(2)		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
	(c)		(d)		(e)	(f)
Jeffrey L. Ventura	$2,319,998	(5)	$1,261	(3)	$—	$—
	94,807	(6)	13,036,421	(4)	(12,271,342)	—
TOTAL	$2,414,805		$13,037,682		$(12,271,342)	$27,302,194
Mark S. Scucchi	$919,994	(5)	$67,629	(3)	$—	$—
	49,808	(6)	4,222,935	(4)	(2,954,407)	—
TOTAL	$969,802		$4,290,564		$(2,954,407)	$10,771,574
Dennis L. Degner	$919,994	(5)	$42,625	(3)	$—	$—
	49,808	(6)	4,073,394	(4)	(1,386,561)	—
TOTAL	$969,802		$4,116,019		$(1,386,561)	$12,767,067
David P. Poole	$1,500,009	(5)	$42,471	(3)	$—	$—
	45,916	(6)	6,776,447	(4)	(3,826,519)	—
TOTAL	$1,545,925		$6,818,918		$(3,826,519)	$18,614,389
Alan W. Farquharson	$900,001	(5)	$12,153	(3)	$—	$—
	38,885	(6)	5,105,679	(4)	(4,025,955)	—
TOTAL	$938,886		$5,117,832		$(4,025,955)	$12,021,949
(1)

Column (c) reflects the value of our common stock contributed by us as Time-Based Restricted Stock Awards and Matching Awards. Matching Awards can be cash or common stock.

(2)

The earnings/(losses) from each of our NEOs’ deferred compensation plan account shown in column (d) represents the cash earnings or appreciation/depreciation in market value from the investment funds and our common stock which our NEOs invest in under the deferred compensation plan. Because our NEOs’ deferred compensation plan accounts have significant investments in our common stock, the plan earnings each year for each of our NEOs are significantly impacted by the change in our common stock price during that period. The amounts of the appreciation or depreciation in our common stock held in the Deferred Compensation Plan accounts for each NEO is segregated in the table for reference purposes.

(3)

Earnings/(losses) from appreciation/depreciation in market value, dividends and interest from mutual funds selected by each of our NEOs.

(4)

These amounts reflect appreciation in the value of our common stock held in the Deferred Compensation Plan accounts. As of December 31, 2021, the following numbers of shares of our common stock were held in our NEOs’ deferred compensation plan accounts – 1,057,263 shares by Mr. Ventura; 416,070 shares by Mr. Scucchi; 496,439 shares by Mr. Degner; 725,675 shares by Mr. Poole; and 472,053 shares by Mr. Farquharson.

(5)

These amounts reflect the grant date fair value of Time-Based Restricted Stock Awards determined in accordance with current accounting guidance. The Compensation Committee grants these awards each year to our NEOs. Such awards are contributed to each of our NEOs accounts in the Deferred Compensation Plan. These awards generally vest at the end of three years. As of the end of 2022, Mr. Ventura, Mr. Poole and Mr. Farquharson qualified for our post-retirement health care benefit and therefore, have a one year vesting requirement.

(6)

Generally, our NEOs elect, at the time they make their compensation deferral elections under the Deferred Compensation Plan for the coming calendar year, whether to receive their matching contribution under such plan in cash or in the form of our common stock. During 2022, all our NEOs elected Matching Awards. The dollar equivalent value of the Matching Awards is shown in column (c) of the table. Matching Awards generally vest at the end of a three-year period beginning with the year such awards were contributed to our deferred compensation plan. These amounts are shown in column (l) of the Grants of Plan-Based Awards Table and are included as “All Other Compensation” in the Summary Compensation Table. As of the end of 2022, certain of our NEOs qualified for our post-retirement health care benefit and therefore, have a one year vesting requirement.

Voluntary contributions to our Deferred Compensation Plan by our NEOs from salary, bonus and cash incentive awards from prior years have been reported in the Summary Compensation Tables for such prior years. Mr. Ventura began participating in 2003, Mr. Poole in 2008, Mr. Scucchi in 2012, Mr. Degner in 2014 and Mr. Farquharson in 1999.

In the Non-Qualified Deferred Compensation Table, Time-Based Restricted Stock Awards granted during 2022 are valued at the grant value fair value in accordance with current accounting guidance. Matching Awards are reflected in the Summary Compensation Table (as “All Other Compensation”) during the year such awards are contributed to our deferred compensation plan, although such awards may be subject to future vesting.

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The table below shows the investment funds available under our 401(k) Plan and our Deferred Compensation Plan (other than our common stock) and their annual rate of return for the calendar year ended December 31, 2022, as reported by the administrator of the plan.

Investment Fund	Rate of Return
	401(k) Plan	Deferred Compensation Plan
BlackRock Global Allocation Fund, Inc. – Institutional Class	(15.81)%	—
BNY Mellon Natural Resources	34.72%	—
Deutsche Real Estate Securities Fund R6	(27.27)%	—
Goldman Sachs Emerging Market Equity Insights Fund	(21.22)%	—
J Hancock Disciplined Value Mid Cap I Fund	(6.96)%	—
Janus Enterprise Fund Class T	(15.94)%	—
MFS Growth Fund Class R6	(31.08)%	—
MFS International Diversification Fund Class R6	(17.02)%	—
PIMCO International Bond Fund	(9.84)%	—
PIMCO Income Fund Institutional Class	(7.81)%	(7.81)%
PIMCO Real Return Fund – Institutional Class	(11.88)%	(11.86)%
PGIM Total Return Bond Fund Class R6	(14.63)%	—
T. Rowe Price International Discovery Fund	(30.23)%	(30.23)%
T. Rowe Price QM U.S. Small-Cap Growth	(22.31)%	—
T. Rowe Price Retirement Balance Investor	(12.86)%	—
T. Rowe Price Retirement 2020 Trust Income E	(14.49)%	—
T. Rowe Price Retirement 2005 Fund	(13.43)%	—
T. Rowe Price Retirement 2010 Fund	(13.81)%	—
T. Rowe Price Retirement 2015 Fund	(14.06)%	—
T. Rowe Price Retirement 2020 Fund	(14.46)%	—
T. Rowe Price Retirement 2025 Fund	(15.44)%	—
T. Rowe Price Retirement 2030 Fund	(16.76)%	—
T. Rowe Price Retirement 2035 Fund	(17.71)%	—
T. Rowe Price Retirement 2040 Fund	(18.49)%	—
T. Rowe Price Retirement 2045 Fund	(18.68)%	—
T. Rowe Price Retirement 2050 Fund	(18.75)%	—
T. Rowe Price Retirement 2055 Fund	(18.84)%	—
T. Rowe Price Retirement 2060 Fund	(18.83)%	—
T. Rowe Price Retirement 2065 Fund	(18.85)%	—
T. Rowe Price Stable Value Fund	1.8%	—
Undiscovered Managers Behavorial Value Fund Class R6	(1.10)%	—
Vanguard Equity Income Investor Shares	—%	—%
Vanguard Institutional Index	(18.14)%	—
Vanguard Mid-Cap Index Admiral	(18.71)%	(18.71)%
Vanguard REIT Index Admiral	(26.20)%	—
Vanguard Small Cap Index Admiral	(17.61)%	(17.61)%
Vanguard Total International Stock Index Admiral	(16.01)%	(16.01)%
Vanguard Total Bond Index Admiral	(13.16)%	—
BlackRock Liquidity Fed Fund	—	1.51%
BlackRock Global Allocation Fund Investor A	—	(15.83)%
Calamos Growth & Income Fund – Class A	—	(18.29)%
Cohen & Steers Real Estate Securities Fund	—	(26.23)%
Diamond Hill Large Cap Fund	—	(13.27)%
First Eagle Gold A	—	(1.31)%
Goldman Sachs Emerging Markets Equity Insights A	—	(21.20)%
Guggenheim Total Return Bond Fund	—	(15.54)%
J. Hancock Disciplined Value Mid Cap A Fund	—	(6.96)%
Janus Henderson Enterprise Fund	—	(16.14)%
Nuveen Small Corp Value Fund Class R6	—	(12.30)%
Invesco Oppenheimer Global Fund Class R6	—	(31.89)%
PIMCO International Bond Fund Class Small	—	(9.84)%
Schwab International Core Energy Equity Fund	—	(15.31)%
T. Rowe Price Institutional Large-Cap Growth	—	(35.18)%
T. Rowe Price Q M U.S. Small-Cap Growth Equity Fund –I Class	—	(22.31)%
Vanguard 500 Index FD Admiral	—	(18.15)%
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Potential Payments upon Termination and Change in Control

There are no employment agreements currently in effect between us and any of our NEOs. Our NEOs are not covered under any general severance plan. In the event any NEO terminates employment, any severance benefits payable would be determined by the Compensation Committee in its discretion, unless termination occurred following a Change in Control, in which case severance may be payable pursuant to our Management CIC Plan.

Under the Management CIC Plan members of our Management Group, including our NEOs, may be entitled to receive certain payments and benefits if there is a Change in Control and a member of the Management Group is terminated other than for Cause or resigns for Good Reason (each an “Involuntary Termination” with individual terms defined below). These potential severance payments are considered “double-trigger” change in control arrangements, as a termination alone, or a Change in Control alone, will not result in severance payments becoming due; the termination of employment and the Change in Control event must occur together prior to amounts becoming due under the Management CIC Plan. Specifically under our Management CIC Plan, if a member of our Management Group leaves the Company as a result of an Involuntary Termination during the Protection Period, the participant will receive (a) a lump sum cash payment equal to (i) such person’s Benefit Multiple (which is set forth in the table below with respect to our NEOs) multiplied by (ii) the sum of (A) the participant’s Base Salary (as defined below) plus (B) the participant’s Bonus (collectively, the “Cash Payment”), and (b) for a period of years equal to the participant’s Benefit Multiple (but not beyond the end of the second calendar year following the year in which the Involuntary Termination occurred), continued participation in any medical, dental, life, disability or any other insurance arrangement for the benefit of the participant (and his/her spouse and eligible children, if applicable) in which such person(s) were participating immediately prior to the date of the participant’s Involuntary Termination, or, if greater, the occurrence of the Change in Control (the “Continued Benefits”).

The Cash Payment will be paid as soon as practicable following a member of our Management Group’s termination, and in all events not later than March 15 of the year following the year of termination, unless payment is required to be delayed for six months from the date of termination to prevent additional tax under Section 409A of the Code. Further, the receipt of Continued Benefits is conditioned on the member of our Management Group paying to our Company the same premium amount for such benefits as such participant was required to pay prior to his termination, and the Continued Benefits will be limited and reduced to the extent that comparable coverage that does not result in greater out-of-pocket expenses to such participant is provided or available to such participant. Our Management CIC Plan does not provide for any Cash Payments or Continued Benefits in the event a member of our Management Group is terminated due to death or Disability (as defined below). A discussion of the Benefit Multiple selected for each of our NEOs can be found below.

Our Management CIC Plan also provides that, upon a Change in Control, all non-vested long-term equity incentive awards held by members of our Management Group, including our NEOs, will vest. In addition, any long-term equity-incentive awards that vest and that provide for exercise by the participant will remain exercisable following an Involuntary Termination or any termination due to death or Disability on or after a Change in Control for the lesser of (i) the remaining term of the award or (ii) one year following the latest to occur of (A) the participant’s termination of employment, (B) in the event of a termination of employment in anticipation of a Change in Control, the actual occurrence of or consummation of such Change in Control, or (C) in the event of a Change in Control as a result of approval by the stockholders of our Company of a reorganization, merger, consolidation or other disposition of all or substantially all of our assets or an acquisition of the assets or stock of another corporation, the consummation of such transaction. Following a termination of employment that is not an Involuntary Termination or a termination due to death or disability, other than a termination for Cause, any long-term equity-incentive award that vests and that provides for exercise by the participant will be exercisable for the lesser of (i) the remaining term of the award or (ii) 30 days following such termination of employment. Upon a termination of employment for Cause, any long-term equity-incentive awards will terminate and no longer be exercisable at the time of a final determination that Cause exists.

In connection with the delivery of the Cash Payments under our Management CIC Plan, each member of our Management Group is required to execute and deliver to us a release that generally releases and discharges our Company (and its related entities and agents) from any and all claims (with certain limited exceptions) existing at any time prior to execution of the release. Our Management CIC Plan also contains non-disparagement provisions pursuant to which each member of our Management Group and our Company have agreed not to disparage one another during the term of such person’s employment and thereafter. Violation of the non-disparagement provisions entitles the wronged party to complete relief including injunctive relief, damages, and/or termination or return of payments made under our Management CIC Plan.

The Management CIC Plan also provides for the payment of a tax-gross up to members of our Management Group, including our NEOs, in the event that Change in Control Payments would result in excess parachute payments under Section 280G of the Code. This tax gross-up has been eliminated for employees who become an officer of the Company after November 2014. All of our NEOs were officers of the Company in 2014. Beginning in 2022, the Compensation Committee made a decision to have a “best net” policy rather than gross-up to the executive to cover excise taxes that may apply in the event of a Change in Control. Under a “best net” policy, in the event that benefit is provided, when aggregated with any other payments or benefits received by the covered executive, would constitute a “parachute payment” and would be subject to excise tax imposed by Section 4999 of the Code, the aggregate benefits will be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the executive of the greatest amount of aggregate benefits on an after-tax basis.

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For purposes of our Management CIC Plan, the following terms have been assigned the meanings set forth below:

(i)

“Change in Control” means (A) a person or group of persons becomes the beneficial owner of 35% or more of the then outstanding shares of our common stock or the combined voting power of the outstanding securities of our Company that are eligible to vote in the election of our Board of Directors, (B) a majority of the members of our Board of Directors is replaced by directors who were not endorsed by a majority of the board members prior to their appointment, (C) the consummation of a reorganization, merger, consolidation, or other disposition of all or substantially all of our assets or an acquisition of the assets of another corporation, unless, immediately following the consummation of such transaction, (1) the Company’s stockholders immediately prior to such transaction own more than 50% of the company resulting from such transaction and exercise more than 50% of the resulting company’s combined voting power in substantially the same proportions as their ownership of the stock of the Company and the Company’s voting securities immediately prior to such a reorganization, merger, consolidation, or other disposition, (2) no person (other than certain entities related to the Company) or group of persons becomes the beneficial owner of 35% or more of either the outstanding shares of common stock of the Company resulting from such a transaction or the resulting Company’s combined voting power and (3) the individuals who were directors of the Company constitute at least a majority of the resulting company’s board of directors, or (D) a liquidation or dissolution of the Company. In the event a member of our Management Group is terminated without Cause or for Good Reason in anticipation of a Change in Control and a Change in Control actually occurs, a Change in Control shall be deemed to have occurred on the date immediately prior to such person’s termination;

(ii)

“Cause” means (A) an act of dishonesty that constitutes a felony, or (B) an act that results or that is intended to result in gain to or personal enrichment of the member of our Management Group at our expense;

(iii)

“Good Reason” means, without a person’s consent, (A) material diminution of the duties, authority or responsibilities of the person, (B) material reduction of such person’s Base Salary; or, (C) a change in such person’s principal place of employment, without consent, to a location more than 30 miles from the principal place of employment prior to the Change in Control;

(iv)

“Protection Period” means, generally, the period beginning on the date of the occurrence of a Change in Control and ending on the last day of the twelfth full calendar month following the calendar month in which the Change in Control occurred;

(v)

“Base Salary” means the annual gross rate of pay, including vacation and holiday pay, sick leave compensation, and any amounts reduced and contributed to an employee benefit plan of our Company in effect immediately prior to the member’s termination date or the occurrence of the Change in Control, but does not include any bonus, incentive pay, overtime, auto or travel allowance, or any other benefits or special allowances;

(vi)

“Bonus” means the higher of (1) the average annual bonus awards paid to the member of our Management Group for the three prior fiscal years immediately prior to (A) the member’s termination date or, if greater (B) the occurrence of the Change in Control; or (2) the target bonus amount for the year of the occurrence of the Change in Control.

(vii)

“Disability” means a member of our Management Group (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of 12 months; or, (B) is, by reason of such a physical or mental impairment, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering our employees.

(viii)

Benefit Multiple. The Compensation Committee determined the “benefit multiple” applicable to the NEOs based on the payment multiples for comparable positions with the companies in the Peer Group. The three times multiple selected for our CEO is the dominant multiple used by members of the Peer Group for comparable positions. Similarly, the “benefit multiples” for our other corporate officers were set at two times. In early 2020, the benefit multiples for senior vice presidents were set at three times.

(ix)

Tax Reimbursement. The Management CIC Plan as adopted included a tax gross up provision which provides for the payment to participants if amounts payable under the Management CIC Plan or payable pursuant to other arrangements between the participant and the Company (the “Change in Control Payments”) would result in excess parachute payments under Section 280G of the Code and entitles the participant to receive an amount equal to (i) any excise tax that would be imposed under Section 4999 of the Code (the “4999 Excise Tax”) with respect to the Change in Control Payments, (ii) federal, state, and local taxes applicable to payment of the 4999 Excise Tax and (iii) any additional 4999 Excise Tax amounts that are assessed by reason of payment of the tax payments. The Committee recognizes that tax gross ups are disfavored and, while the Management CIC Plan has not been revised since December 2008, the Committee re-evaluated whether to limit or eliminate the gross up provision. After consulting with A&M regarding the effect of the change to add performance-based shares as a substantial part of the equity awards to executives and the fact that the use of performance-based shares creates a potential for the senior executives to incur significant 4999 Excise Tax where prior to the use of performance–based shares there would have been no 4999 Excise Tax liability, the Committee determined to eliminate the rights under the gross up provision for any employee who becomes an officer after the Committee’s action. See also discussion above for 2022 change to “best net” policy.

The following table reflects the estimated payments due to each of our NEOs as of December 31, 2022, assuming, as applicable, that a Change in Control occurred and each of our NEOs were terminated without Cause effective December 31, 2022. For these purposes, our common stock price was assumed to be $25.02 which was the closing price of our common stock on December 31, 2022. The amounts below have been calculated using assumptions that we believe are reasonable. For purposes of the Section 280G calculation, it is assumed that no amounts will be treated as attributable to reasonable compensation and no value will be attributed to our NEO executing a non-compete agreement. The amount of the 4999 Excise Tax gross-up, if any, will change based upon when the NEO’s employment with our Company is actually terminated because the amount of compensation subject to Section 280G of the Code will change. Any actual payments that may be made pursuant to the arrangements described above are dependent on various factors, which may or may not exist at the time a Change in Control actually occurs and any of our NEOs are actually terminated.

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	Potential Change in Control Payments
	Benefit Multiple	Cash Payments(1)	Value of Accelerated Awards(2)	Value of Benefits(3)	Potential Excise Tax Gross Up(4)	Total
Jeffrey L. Ventura	3X	$7,832,216	$6,773,891	$130,938	N/A	$14,737,045
Mark S. Scucchi	3X	$3,391,193	$21,777,064	$82,472	N/A	$25,250,729
Dennis L. Degner	3X	$3,391,193	$23,206,866	$87,997	N/A	$26,686,056
David P. Poole	3X	$2,837,259	$10,664,594	$97,357	N/A	$13,599,210
Alan W. Farquharson	3X	$2,418,962	$1,160,027	$69,851	N/A	$3,648,840
(1)

Represents cash payments equal to Base Salary and Bonus, determined as of December 31, 2022, multiplied by the applicable Benefit Multiple. Such calculation averages the higher of (1) the prior three bonuses paid as of December 31, 2022 which would be for the years 2019, 2020 and 2021 or (2) the target bonus as of December 31, 2022.

(2)

Represents the value of unvested Time-Based Restricted Stock Awards and Matching Awards granted under any of our benefit plans vesting upon a Change in Control as of December 31, 2022, at the 2022 year end price of the common stock of $25.02. Performance shares based on TSR assumes payout of 188% of target for shares granted in 2020, and 100% of target for shares granted in 2021 and 100% of target for shares granted in 2022. Performance shares based on an internal metrics are assumed to pay out at 59% for shares granted in 2020, 100% for shares granted in 2021 and 100% for shares granted in 2022. These awards are accelerated in connection with a change in control where either the NEO was terminated without cause or is not terminated. Also includes, to the extent applicable, a cash match for Mr. Ventura ($187,000), Mr. Scucchi ($97,000) and Mr. Degner ($97,000). Mr. Ventura and Mr. Farquharson are 65 years of age and therefore their equity grants before 2022 are assumed fully vested.

(3)

Represents the value of the continuation of medical, dental, life, disability, and other insurance benefits for a period of one year multiplied by the applicable Benefit Multiple assuming a 5% increase per year terminating at the end of the second calendar year following the year of termination.

(4)

Represents the amount of the 4999 Excise Tax gross-up payment necessary to the extent certain of our NEOs receiving the total Change in Control Payments triggers the golden parachute excise tax provisions. See additional discussion on page 63 regarding “best net” policy adopted in 2022.

Our employees who are not covered by our Management CIC Plan (the “Employee Group”) may be entitled to receive certain change in control payments under the Range Resources Corporation Amended and Restated Employee Change in Control Severance Benefit Plan (the “Employee CIC Plan”) upon an involuntary termination of employment by us for other than Cause or if an employee resigns for Good Reason. If any employee in the Employee Group is terminated by us, other than for Cause or resigns for Good Reason, within the Protection Period, the employee will receive a lump sum payment (the “Employee Payment”) equal to one-half of the sum of his or her Base Salary and Bonus. The same definitions used in our Management CIC Plan are used in our Employee CIC Plan.

Our deferred compensation plan does provide for tax gross-up payments in certain limited circumstances. Specifically, a tax gross-up may be payable if all or a portion of a participant’s deferred compensation plan account is paid prior to the date the participant otherwise elected to receive such payment (without the consent of the participant or his or her beneficiary) as a result of (i) the participant’s termination of employment within 24 months of a Change in Control (as defined under Section 409A of the Code), (ii) the amendment of our deferred compensation plan in connection with a Change in Control, or (iii) the termination of our deferred compensation plan in connection with a Change in Control.

The participant will be entitled to a gross-up with respect to any portion of such payments that are subject to Section 409A of the Code. The balance of the accounts of our NEOs under the Deferred Compensation Plan as of December 31, 2022 is set forth in column (f) of the Non-Qualified Deferred Compensation Table.

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Other Post-Employment Payments

Upon the death, disability (which definition is the same as the definition under the Management CIC Plan) or retirement of a NEO or any other employee, certain unvested Time-Based Stock Awards and Performance-Based Stock Awards vest under the terms of the award grant. Upon Disability, all employees are covered under a group compensation continuation plan. The group disability coverage provides for compensation continuance of 60% of an employee’s salary and bonus up to a maximum of $180,000 per year until his or her 65th birthday. All of our NEOs are also covered under supplemental individual executive disability policies. Coverage under these supplemental policies provides monthly cash payments until age 65. The executive disability coverage premium is shown as a perquisite in the Summary Compensation Table in column (i) “All Other Compensation.” The following table summarizes the value of the compensation continuation which would be available to each NEO assuming that he became disabled as of December 31, 2022 under the policies currently in effect until he attained the age of 65 years old. The table also summarizes the value of the Time-Based Restricted Stock Awards, Performance-Based Restricted Stock Awards and Matching Awards which would vest upon the death/disability, retirement or involuntary termination assuming that such events occurred on December 31, 2022 based on the value of the Company’s common stock on that date of $25.02. Retirement is defined as age plus years of service totals 65.

	Death/Disability	Normal Retirement(2)	Involuntary Termination
Jeffrey L. Ventura
Time-Based Restricted Stock	$2,866,416	$12,168,739	$875,836
Performance-Based Restricted Stock	3,720,169	25,964,814	3,720,168
Disability Payments(1)	—	—	—
Cash Deferred Compensation Match	187,307	121,469	121,469
Health and Welfare Benefits	—	—	—
TOTAL	$6,773,892	$38,255,022	$4,717,473

Mark S. Scucchi
Time-Based Restricted Stock	$6,370,439	$—	$—
Performance-Based Restricted Stock	11,786,408	—	15,309,316
Disability Payments(1)	26,592,000	—	—
Cash Deferred Compensation Match	97,308	—	—
TOTAL	$44,846,155	$—	$15,309,316

Dennis L. Degner
Time-Based Restricted Stock	$6,652,883	$—	$—
Performance-Based Restricted Stock	12,542,337	—	16,456,675
Disability Payments(1)	19,833,200	—	—
Cash Deferred Compensation Match	97,308	—	—
TOTAL	$39,125,728	$—	$16,456,675

David P. Poole
Time-Based Restricted Stock	$10,664,594	$9,338,154	$9,338,154
Performance-Based Restricted Stock	—	—	—
Disability Payments(1)	4,931,190	—	—
Health and Welfare Benefits	—	121,844	—
TOTAL	$15,595,784	$9,459,998	$9,338,154

Alan W. Farquharson
Time-Based Restricted Stock	$1,160,027	$5,686,651	$354,434
Performance-Based Restricted Stock	—	—	—
Disability Payments(1)	—	—	—
Health and Welfare Benefits	—	—	—
TOTAL	$1,160,027	$5,686,651	$354,434
(1)

Represents payments through supplemental disability policies in the event of disability. Not payable in the event of death. As of December 31, 2022, Mr. Ventura and Mr. Farquharson are 65 years old.

(2)

Mr. Scucchi and Mr. Degner are not retirement eligible. Health and Welfare benefit is available for Mr. Poole until age 65.

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Equity Compensation Plan Information

The following table reflects information regarding equity compensation awards outstanding and available for future grants as of December 31, 2022 and March 17, 2023, segregated between equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders(1):

Plan Category	Date	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	12/31/22	6,435,817(2)	$9.48	8,890,795(4)
	3/17/23	4,375,508(3)	$18.46	7,376,069(4)
Equity compensation plans not approved by security holders(5)	12/31/22	N/A	N/A	N/A
	3/17/23	N/A	N/A	N/A
(1)

Includes shares reserved to be issued pursuant to restricted stock and performance-based stock awards. Shares for performance-based stock awards are included assuming target payout, but may be paid out at more or lesser amounts, or not at all, according to achievement of performance goals.

(2)

Includes approximately 4.4 million shares related to restricted stock and 2.0 million shares representing the target number of performance units that may be earned, assuming the target payout level is achieved.

(3)

Includes approximately 3.4 million shares related to restricted stock and 1.0 million shares representing the target number of performance units that may be earned, assuming the target payout level is achieved.

(4)

Reflects shares available for issuance under both our equity-based compensation plans for awards of restricted stock and stock-based performance units.

(5)

There are no equity compensation plans, as defined by the NYSE, which have not been approved by our stockholders.

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PROPOSAL 3

ADVISORY VOTE ON FREQUENCY OF PRESENTATION OF SAY ON PAY TO STOCKHOLDERS

In addition to an advisory Say on Pay vote, stockholders also have the right to an advisory vote every six years with regard to whether they would prefer an advisory Say on Pay vote every year, every two years or every three years. The second such vote was received by the Company at its annual meeting in May 2017, at which time a majority of stockholders voted in favor of the submission of the Say on Pay vote annually. The Company has had a Say on Pay vote at each annual meeting of the stockholders since the annual meeting in May 2017.

The Board of Directors recommends that an advisory Say on Pay vote continue to be held at each annual meeting of stockholders. Allowing our stockholders to submit an advisory Say on Pay vote every year allows for the most frequent input of stockholders, and provides the Company with more immediate feedback regarding executive compensation.

We are therefore asking stockholders to vote on the following resolution:

RESOLVED, that the stockholders be provided an opportunity to approve, on an advisory basis, the compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis, and the compensation of the Named Executive Officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables every:

•

Three years

•

Two years

•

One year

•

Abstain

Required Vote and Recommendation

As an advisory vote, the matter for which stockholders have the opportunity to vote under Proposal 3 is non-binding. The option of one year, two years, or three years receiving the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that has been selected by the stockholders. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future decisions.

If you own shares through a bank, broker or other holder of record, you must instruct them how to vote so that your vote can be counted on this proposal as uninstructed shares are not entitled to vote with regard to Proposal 3.

The Board of Directors recommends a vote FOR annual (one year) frequency for Proposal 3.

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PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2023 and our internal controls over financial reporting for the same period. Our Board of Directors has ratified the selection. From fiscal years 2003 through 2022, Ernst & Young LLP has served as our independent registered public accounting firm and also provided certain tax and other services. Representatives of Ernst & Young LLP are expected to be present at the 2023 Annual Meeting and will have the opportunity to address the stockholders at the Meeting if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our common stock represented at the Meeting in person or by proxy and entitled to vote on the proposal at the Meeting is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023. Abstentions have the effect of negative votes on this proposal. If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered public accounting firm.

The Board of Directors recommends a vote FOR Proposal 4

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Report of the Audit Committee

The Audit Committee of the Board of Directors oversees the company’s financial reporting on behalf of the Board. Management is responsible for the system of internal controls and for preparing financial statements. Ernst & Young LLP, the company’s independent registered public accountants, are responsible for expressing an opinion on the effectiveness of internal controls over financial reporting and the fair presentation of the financial statements in conformity with generally accepted accounting principles. The Audit Committee is composed of independent directors and operates in accordance with a charter approved by the Board of Directors, which is available at www.rangeresources.com. The charter sets forth the Audit Committee’s responsibilities, which are summarized under “Board Committees” on page 22. The committee reviews its charter annually and, when appropriate, makes recommendations for changes to the Board.

2022 Actions of the Audit Committee

The Audit Committee met seven times during 2022 and met in executive session after each of those meetings. At these meetings, the Audit Committee met with internal audit and the independent auditor with and without management present.

During 2022, the Audit Committee met with management, Ernst & Young LLP and internal auditors and among other things:

•

reviewed and discussed with management and Ernst & Young LLP, our audited financial statements included in our Annual Report on Form 10-K and quarterly unaudited financial statements included in quarterly reports on Form 10-Q prior to filing with the SEC;

•

discussed with management and Ernst & Young LLP, accounting policies and management’s application of those policies as they relate to the Company’s financial results, significant judgments inherent in the financial statements, disclosures, and other matters required by generally accepted auditing standards;

•

discussed with Ernst & Young LLP all matters and communications required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards, including matters related to independence, received the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding their independence and “critical audit matters” identified by the Ernst & Young LLP arising from the audit of the Company’s financial statements;

•

reviewed and discussed with management the processes undertaken to evaluate the accuracy and fair presentation of our consolidated financial statements and the effectiveness of our systems of disclosure controls and procedures and internal control over financial reporting;

•

reviewed and discussed with management, the internal auditor, and Ernst & Young LLP, management’s assessment of the effectiveness of our internal control over financial reporting and Ernst & Young LLP’s opinion about the effectiveness of our internal control over financial reporting;

•

reviewed and discussed matters related to risk, risk controls and compliance and inquired about significant financial risk exposures, assessed the steps management is taking to mitigate these risks, and reviewed our policies for risk assessment and risk management;

•

reviewed and assessed the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs, including concerns raised on the company’s whistleblower reporting system;

•

reviewed our tax strategies and the implications of tax law changes; and

•

reviewed with the general counsel regulatory and legal matters that may have a material impact on the consolidated financial statements or internal control over financial reporting.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect of independent registered public accounting firm independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that Ernst & Young LLP is, in fact, “independent.”

Assessment of Independent Registered Public Accountants

The Audit Committee reviews the scope of and overall plans for the annual audit and negotiates fees and approves the other terms of Ernst & Young LLP’s engagement letter. The Audit Committee also oversees the periodic required rotation of the lead audit partner, as required by SEC rules, and is directly involved in the selection of such partner. The Audit Committee reviews and pre-approves the fees of the independent auditor for audit, audit-related, tax and permissible non-audit services.

The Audit Committee discussed with Ernst & Young LLP their independence from management and the company and considered the compatibility of all non-audit services with the auditors’ independence. The Audit Committee also assessed the qualifications and performance of Ernst & Young LLP in determining whether to retain them. In conducting this assessment, the Audit Committee considered, among other things: information relating to audit effectiveness, including the results of PCAOB inspection reports; the depth and expertise of the audit team, including their demonstrated understanding of the company’s businesses, significant accounting practices, and system of internal control over financial reporting; the quality and candor of Ernst & Young LLP’s communications with the Audit Committee and management; the accessibility, responsiveness, technical competence, and professionalism

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of the lead audit partner and other members of the audit team assigned to our account; the impact to the Company of changing auditors; the appropriateness of Ernst & Young LLP’s fees; and Ernst & Young LLP’s ability to employ professional skepticism, objectivity, integrity, and trustworthiness.

The Audit Committee reviewed the audited December 31, 2022 financial statements of the Company with management and the independent registered public accountants. Management represented to the committee that the financial statements were prepared in accordance with generally accepted accounting principles. In reliance on the reviews and discussions with management and the independent registered public accountants, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC. Based on its assessment and review as described in this report, the Audit Committee has determined that selecting Ernst & Young LLP as independent registered public accountants for 2023 is in the best interest of the company and its stockholders. The Board has unanimously proposed that the stockholders ratify this selection at the Annual Meeting.

Committee Members
Brenda A. Cline, Chair
Margaret K. Dorman
Greg G. Maxwell

The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Independent Registered Public Accountants

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2023 and our internal controls over financial reporting. Our stockholders are being asked to ratify the appointment of Ernst & Young LLP at our Annual Meeting, pursuant to Proposal 4.

Representatives of Ernst & Young LLP are expected to attend our Annual Meeting. Ernst & Young LLP representatives will have an opportunity to make a statement if they desire and are expected to be available to respond to any appropriate questions at our Meeting.

Audit Fees

Our independent registered public accounting firm for 2022 and 2021 was Ernst & Young LLP. The fees billed to us by Ernst & Young LLP are shown in the table below.

	Year Ended December 31,
	2022	2021
Audit Fees	$2,885,052	$2,895,546
Audit Related Fees	—	—
Tax Fees	176,130	—
TOTAL	$3,061,182	$2,895,546

Audit fees consist of fees billed for professional services rendered for the audit of our annual financial statements and our internal controls over financial reporting, reviews of the financial statements included in our quarterly reports and services that are normally provided in connection with statutory and regulatory filings, including consents and other work associated with debt and equity offerings.

Tax Fees

Tax fees, to the extent incurred, consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include tax assistance regarding federal and state compliance, tax audit defense, mergers and acquisitions.

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Pre-Approval Policy and Procedures

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or to the extent permitted by law, non-audit services) our independent registered public accounting firm provides. All audit, audit-related and tax services rendered by Ernst & Young LLP in 2022 were approved by our Audit Committee before Ernst & Young LLP was engaged for such services. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C). Consultation and approval of such services for 2022 occurred during the regularly scheduled meetings of the Audit Committee or by other means of communication between management and the Audit Committee.

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OTHER BUSINESS

The Company knows of no other business that will be presented for consideration at the Meeting, but should any other matters be properly brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion with regard to such matters.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Any stockholder desiring to present a stockholder proposal at our 2024 annual meeting and to have the proposal included in our proxy statement must send it to our Corporate Secretary at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 so that it is received on or before December 1, 2023. All such proposals should be in compliance with the SEC regulations and our by-laws. We will only include in the proxy materials those stockholder proposals that we receive before the deadline and that are proper for stockholder action.

In addition, in accordance with our by-laws, any stockholder entitled to vote at our 2024 annual meeting of stockholders may propose business (other than proposals to be included in our proxy statement and proxy as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2024 annual meeting only if written notice of such stockholder’s intent is given in accordance with the requirements of our by-laws. Such proposals must be submitted in writing and addressed to the attention of our Corporate Secretary at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, no later than February 8, 2024 and no earlier than January 9, 2024. Pursuant to Rule 14a-4(c) of the Exchange Act, our Board of Directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2024 annual meeting that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board of Directors intends to exercise its discretion to vote on such matter, unless we are notified of the proposal on or before February 8, 2024, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of such matter after February 8, 2024, and the matter nonetheless is permitted to be presented at the 2024 annual meeting, our Board of Directors may exercise discretionary voting authority with respect to any such matter without including any discussion of the matter in the proxy statement for the 2024 annual meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

By Order of the Board of Directors
Erin W. McDowell

Corporate Secretary

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

Proxy Materials and Voting Information

1.

Why did I receive these proxy materials?

We are providing these materials in connection with the solicitation by Range’s Board of Directors of proxies to be voted at our 2023 Annual Meeting and at any adjournment or postponement of the Meeting.

The Meeting will be held telephonically on May 10, 2023, beginning at 8:00 a.m. and you will need to register virtually to attend the Meeting.

2.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Range’s registrar and transfer agent, Computershare Investor Services LLC, you are a stockholder of record with respect to these shares. If, as is more typical, your shares are held in a brokerage account or by your bank, broker or other third party, you are the beneficial owner of these shares.

Because a beneficial owner is not the stockholder of record, you may not vote these shares unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

3.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a Range employee, you will receive a proxy or voting instruction card for all the shares you may hold in the Range 401(k) Plan. Your proxy card will serve as a voting instruction card for the Plan trustee. If you do not specify your voting instructions on the proxy card, the Plan trustee will vote your shares in the same proportion as it votes shares for which it did receive timely instructions. To allow sufficient time for voting by the trustee, your voting instructions must be received no later than 11:59 p.m., Eastern Time, on May 7, 2023.

4.

What different methods can I use to vote?

Voting In Person. You will be able to vote your shares at the Annual Meeting. You will be instructed at the beginning of the call how to vote your shares.

By Written Proxy. All stockholders of record can vote by written proxy card. If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee.

By Telephone or Internet. All stockholders of record can vote by calling the toll-free telephone number on the proxy card. Please have your proxy card when you call. Voice prompts will direct you on how to vote your shares and will confirm that your voting instructions have been recorded properly.

Stockholders of record may also vote by accessing the website or the QR Code noted on the proxy card. Please have your proxy card when you go to the website.

Beneficial owners may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will include the instructions with the proxy materials.

Default Voting. A proxy that is properly completed and returned will be voted at the Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting. If we propose to adjourn the Meeting, proxy holders will vote all shares for which they have voting authority in favor of adjournment. Our Board knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in the Proxy Statement to be presented for consideration at the Meeting.

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5.

What are my voting choices for each of the proposals to be voted at the 2023 Annual Meeting of Stockholders and what are the voting standards?

Proposal		Voting Choices and Board Recommendation	Voting Standard
Proposal 1.	Election of Directors
•

vote in favor of all nominees;

•

vote in favor of specific nominees;

•

vote against all nominees;

•

vote against specific nominees;

•

abstain from voting with respect to all nominees; or

•

abstain from voting with respect to specific nominees.

The Board recommends a vote FOR each of the nominees.

Majority of votes cast (as defined in our by-laws)
Proposal 2.	Advisory Vote to Approve Executive Compensation
•

vote in favor of the advisory proposal;

•

vote against the advisory proposal; or

•

abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory proposal to approve executive compensation.

Majority of shares present and entitled to vote
Proposal 3.	Advisory Vote to approve frequency of say on pay vote
•

vote in favor of one year (annual);

•

vote in favor of two years;

•

vote in favor of three years; or

•

abstain from voting on the advisory proposal.

The Board recommends a vote FOR Annual (ONE YEAR) advisory vote.

Majority of shares present and entitled to vote
Proposal 4.	Ratification of the Appointment of Ernst & Young LLP	• vote in favor of the ratification; • vote against the ratification; or • abstain from voting on the ratification. The Board recommends a vote FOR the ratification.	Majority of shares present and entitled to vote
6.

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered to vote.

Non-Discretionary Items. The election of directors, the advisory vote to approve executive compensation and the advisory vote to approve frequency of say on pay vote, are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as Independent Auditors is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on the proposal at their discretion.

7.

How are abstentions and broker non-votes counted?

Proposal 1. Election of Directors. If you abstain from voting in the election of directors, you have not cast a vote and the abstention will not be counted in determining the outcome of the election. Broker non-votes are not considered a vote cast under our by-laws and will have no effect on the outcome of the election of directors.

Proposal 2. Advisory Vote to Approve Executive Compensation. If you abstain from voting on the advisory vote to approve executive compensation, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Proposal 2 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2 because broker non-votes are not entitled to vote and are not considered in the calculation of a majority of shares present and entitled to vote.

Proposal 3. Frequency Advisory Vote. If you abstain from voting on the advisory vote to approve the frequency of say on pay, you have not cast a vote and the abstention will not be counted in determining the outcome of the election. Broker non-votes will have no effect on the outcome of Proposal 3 because Broker non-votes are not entitled to vote.

Proposal 4. Ratification of Appointment of Ernst & Young LLP as Independent Auditors. If you abstain from voting on the ratification of Ernst & Young LLP as Range’s independent auditors, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Proposal 4 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Proposal 4. Because Proposal 4 is a routine matter on which a broker has discretionary authority, no broker non-votes likely will result from this Proposal.

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8.

What can I do if I change my mind after I vote my shares?

You may revoke your proxy prior to the completion of voting by:

•

Giving written notice to Range’s Corporate Secretary; or

•

Delivering a valid, later-dated proxy or a later-dated vote by telephone or on the Internet in a timely manner.

If you hold your shares in a brokerage account or by other nominee and deliver voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instruction if the record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.

9.

Can I access the proxy materials on the Internet? How can I sign up for the electronic proxy delivery service?

We are distributing our proxy materials to certain stockholders via the Internet under the “notice and access” approach permitted by the Securities and Exchange Commission (the “SEC”). On or about March 30, 2023, we will mail to certain of our stockholders a notice of Internet availability of proxy materials with instructions explaining how to access our proxy statement and annual report and how to vote online. If you receive a notice of Internet availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the notice of Internet availability.

Even if you do not participate in “notice and access,” the Notice of Annual Meeting and Proxy Statement are available on the Internet at www.proxyvote.com.

10.

Who counts the votes?

The individuals named as proxies will tabulate the votes and act as inspector of election.

11.

When will Range announce the voting results?

We will announce the preliminary voting results at the Annual Meeting of Stockholders. Range will report the final results in a Current Report on Form 8-K filed with the SEC within a few days after the Meeting.

12.

How are proxies solicited, and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We hired MacKenzie Partners, Inc. to assist with the solicitation of proxies for an estimated fee of $15,000.00 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.

Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

13.

What is householding?

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless the stockholders have notified Range of their desires to receive multiple copies of the Proxy Statement. This is known as “householding.”

Upon oral or written request, we will promptly deliver a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Direct requests for additional copies of the Proxy Statement for the current year or future years to our Corporate Secretary, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 or our Investor Relations team at (817) 869-4267.

Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our registrar and transfer agent, Computershare, to request a single copy be mailed in the future.

Beneficial owners should contact their broker or bank.

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14.

How can I vote at the meeting if I am a beneficial owner?

You will be able to vote your shares at the Annual Meeting and instructions will be provided at the Meeting.

15. Who can attend the 2023 Annual Meeting and how can I participate?

Who can attend the 2023 Annual Meeting and how can I participate in the Meeting?

The 2023 Annual Meeting will be held telephonically. There will not be a physcial location for the meeting. You may attend the 2023 Annual Meeting if you were a stockholder of record on March 17, 2023 or if you hold a valid proxy for the 2023 Annual Meeting. In order to join the Annual Meeting, you will need to register at: https://ir.rangeresources.com/events/event-details/2023-annual-meeting-stockholders. To be able to vote at the meeting, you will need a valid control number. Anyone may register and attend the Annual Meeting as a “guest” and no control number will be required; however, only authenticated stockholders may submit their votes. The control number can be found on the proxy card or notice you received.

Company Documents, Communications and Stockholder Proposals

1.

How can I view copies of Range’s corporate documents and SEC filings?

Our Corporate Governance Guidelines, Board Committee Charters, By-laws and Code of Business Conduct and Code of Ethics are available under the Corporate Governance section of our website at www.rangeresources.com and are available in printed form upon request by any stockholder. Our SEC filings are also posted on our website and, upon request, we will mail free of charge a copy of the Form 10-K to any stockholder. Direct such requests to our Investor Relations team at (817) 869-4267.

2.

How can I communicate with Range’s Board of Directors or Individual Directors?

Range’s Board of Directors welcomes contact from stockholders or others with an interest in the Company. Interested parties may communicate with the Chairman of our Board of Directors by submitting correspondence to the Corporate Secretary at Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, Attention: Chairman of the Board. Any confidential matters intended only for the Chairman may be submitted in a separately enclosed envelope marked “confidential.” Similarly, any correspondence to individual Board members or the Board as a whole can be submitted to the same address and such correspondence will be forwarded to the Board member(s) to whom the correspondence is addressed.

3.

How do I submit a proposal for action at the 2024 Annual Meeting of Stockholders?

A proposal to be acted upon at the 2024 Annual Meeting of Stockholders will only be acted upon:

•

If the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Exchange Act, the proposal is received by our Corporate Secretary on or before December 1, 2023 and the proposal meets the requirements of the applicable rules of the SEC and the requirements of our by-laws.

•

If the proposal is not to be included in the proxy statement according to our by-laws, the proposal is submitted in writing to our Corporate Secretary no earlier than January 9, 2024 and no later than February 8, 2024, and such proposal is, under Delaware General Corporation Law, an appropriate subject for stockholder action, and the notice relating to such proposal meets the requirement of our by-laws.

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4.

How do I submit a candidate for election to the Board under the Company’s Proxy Access by-law?

In response to a stockholder proposal submitted to a vote of the Company’s stockholders in May 2015, the Company’s Board of Directors adopted provisions of the Company’s by-laws to allow a stockholder or group of stockholders that meet certain criteria and requirements to nominate candidates for election to the Board and have such persons included in the Company’s proxy statement. If you wish to do so, you must submit the required information to the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date that the Company first distributed its proxy statement to stockholders for the previous year’s Annual Meeting (i.e. March 30 for this proxy statement). Copies of the Company’s by-laws are available on the Company’s website at www.rangeresources.com or upon request addressed to the Company’s Corporate Secretary.

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RANGE RESOURCES
100 THROCKMORTON STREET
SUITE 1200
FORT WORTH, TX 76102

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 9, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 7, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 9, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 7, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V04103-P89087 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**RANGE RESOURCES CORPORATION**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Brenda A. Cline | ☐ | ☐ | ☐ |
| 1b. Margaret K. Dorman | ☐ | ☐ | ☐ |
| 1c. James M. Funk | ☐ | ☐ | ☐ |
| 1d. Steve D. Gray | ☐ | ☐ | ☐ |
| 1e. Greg G. Maxwell | ☐ | ☐ | ☐ |
| 1f. Reginal W. Spiller | ☐ | ☐ | ☐ |
| 1g. Dennis L. Degner | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR the following proposal:**

**The Board of Directors recommends you vote 1 YEAR on the following proposal:**

| | **1 Year** | **2 Years** | **3 Years** | **Abstain** |
|---|---|---|---|---|
| 3. To consider and vote on a non-binding proposal regarding the frequency of the say on pay vote. | ☐ | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR the following proposal:**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, LLC or partnership, please sign in full corporate, company or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

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